UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SciQuest, Inc.
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(Name of person(s) filing proxy statement, if other than the registrant)

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SciQuest, Inc.

6501 Weston Parkway, Suite 200

Cary, North Carolina 27513

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders,

We invite you to attend SciQuest’s 2012 Annual Meeting of Stockholders at the Company’s headquarters, 6501 Weston Parkway, Suite 200, Cary, NC 27513, on Wednesday, April 25, 2012, at 2:00 p.m. local time. At the meeting, we will:

1.	elect two directors for three-year terms expiring in 2015;

2.	vote on an advisory resolution regarding the compensation of the named executive officers as disclosed in this proxy statement;

3.	vote on amendments to the SciQuest, Inc. 2004 Stock Incentive Plan; and

4.	transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You can vote at the annual meeting and any adjournment of the meeting if you were a stockholder of record on March 1, 2012. A list of stockholders entitled to vote at the annual meeting will be available for review by our stockholders at our corporate headquarters located at 6501 Weston Parkway, Suite 200, Cary, North Carolina, during ordinary business hours for the 10-day period before the meeting.

A copy of our Annual Report to Stockholders for the year ended December 31, 2011 is enclosed with this Notice. The following proxy statement and enclosed proxy card are being sent to stockholders on and after March 13, 2012.

By order of the Board of Directors,

Rudy C. Howard
Secretary and Chief Financial Officer

Cary, North Carolina

March 13, 2012

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY

MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON APRIL 25, 2012.

Stockholders may access, view and download the 2012 proxy statement and our 2011 Annual Report over the Internet on our website located at www.envisionreports.com/SQI.

SciQuest, Inc.

6501 Weston Parkway, Suite 200

Cary, North Carolina 27513

2012 ANNUAL MEETING OF STOCKHOLDERS

April 25, 2012

PROXY STATEMENT

This proxy statement and enclosed proxy card are being furnished to you in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting. In this proxy statement, “we,” “us,” “our” and “SciQuest” refer to SciQuest, Inc. and “you” and “your” refer to SciQuest stockholders.

Questions and Answers About the Proxy Materials and Our 2012 Annual Meeting of Stockholders

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the SciQuest 2012 Annual Meeting of Stockholders, which will take place on April 25, 2012, at the Company’s headquarters, 6501 Weston Parkway, Suite 200, Cary, NC 27513, at 2:00 p.m. local time. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and named executive officers and certain other required information. Our Annual Report to Stockholders for the year ended December 31, 2011, which includes our audited consolidated financial statements for the years ended December 31, 2011, 2010 and 2009, is included in these proxy materials. Your proxy, which you may use to vote, is also enclosed.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the annual meeting.

Q:	What proposals will be voted upon at the annual meeting?

A:	There are three proposals scheduled to be voted on at the annual meeting:

•	election of two directors for three-year terms expiring in 2015;

•	an advisory resolution regarding the compensation of the named executive officers as disclosed in this proxy statement; and

•	approval of amendments to the SciQuest, Inc. 2004 Stock Incentive Plan.

In addition, such other business as may properly come before the annual meeting will be considered. We are not currently aware of any other matters to be considered at the meeting.

Q:	How does SciQuest’s Board of Directors recommend that I vote?

A:	Your Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors, “FOR” the advisory resolution supporting the compensation of the named executive officers as disclosed in this proxy statement and “FOR” the approval of amendments to the SciQuest, Inc. 2004 Stock Incentive Plan.

Q:	Who may vote?

A:	You may vote at the annual meeting or by proxy if you were a stockholder of record at the close of business on March 1, 2012. Each stockholder is entitled to one vote per share on each matter presented. As of March 1, 2012, there were 22,148,648 shares of our common stock outstanding.

Q:	How do I vote before the annual meeting?

A:	We offer the convenience of voting by mail-in proxy, telephone or the Internet as described in more detail below. See the enclosed proxy for voting instructions. If you properly sign and return the proxy in the form we have provided or properly vote by telephone or the Internet, your shares will be voted at the annual meeting and at any adjournment of that meeting.

Q:	What if I return my proxy but do not provide voting instructions?

A:	If you specify a choice, your proxy will be voted as specified. If you return a signed proxy but do not specify a choice, your shares will be voted “FOR” the election of all nominees named in this proxy statement, “FOR” the advisory resolution supporting the compensation of the named executive officers as disclosed in this proxy statement and “FOR” the approval of amendments to the SciQuest, Inc. 2004 Stock Incentive Plan. In all cases, your proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters that may come before the annual meeting.

Q:	Can I change my mind after I vote?

A:	You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of SciQuest or by attending and voting at the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in “street name” through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	What is the quorum requirement for the annual meeting?

A:	The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum. If a registered stockholder indicates on his or her proxy card that the stockholder wishes to abstain from voting, or a beneficial owner instructs its bank, broker or other nominee that the stockholder wishes to abstain from voting, these shares are considered present and entitled to vote at the annual meeting. These shares will count toward determining whether or not a quorum is present.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the shares voting is required to elect directors. This means that the nominees who receive the most votes will be elected. In counting votes on the election of directors, only votes “for” or “withheld” affect the outcome. Broker non-votes (which are explained below) will be counted as not voted and will be deducted from the total shares of which a plurality is required.

Approval of the amendments to the SciQuest, Inc. 2004 Stock Incentive Plan requires the affirmative vote of a majority of the shares present or represented at the annual meeting and entitled to vote upon the proposal. In counting votes on this matter, abstentions will be counted as votes “against” the matter and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect.

The advisory resolution regarding the compensation of the named executive officers is non-binding on us and our Board of Directors. Our Board of Directors and the Compensation Committee will review the voting results, and to the extent there are a significant number of negative votes on this resolution, we would expect to initiate procedures to better understand the concerns that influenced the resolution. Our Board of Directors and the Compensation Committee will consider constructive feedback obtained through this process in making future decisions about named executive officer compensation programs. In counting votes on the advisory resolution, abstentions will be counted as votes “against” the matter and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:	Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner and (b) the broker lacks discretionary voting power to vote those shares.

If you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. On non-routine matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the annual meeting. All of the proposals in this proxy statement are non-routine. The New York Stock Exchange has eliminated broker discretionary voting for the election of directors. Therefore, your broker is not able to vote uninstructed shares on your behalf in any director election. These rules apply to us even though our common stock is traded on The Nasdaq Global Market (“Nasdaq”). Brokers who do not receive instructions may not vote for the election of directors or for any other proposal in this proxy statement. Therefore, we encourage you to sign and return your proxy, with voting instructions, before the annual meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K shortly after the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of five directors and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

•	The Class II directors are Jeffrey T. Barber and Stephen J. Wiehe and their terms will expire at the annual meeting of stockholders to be held in 2012;

•	The Class III director is Noel J. Fenton and his term will expire at the annual meeting of stockholders to be held in 2013; and

•	The Class I directors are Timothy J. Buckley and Daniel F. Gillis and their terms will expire at the annual meeting of stockholders to be held in 2014.

We seek to achieve an appropriate level of diversity in our Board membership and to assemble a broad range of skills, expertise, knowledge and contacts to benefit our business. The Nominating and Corporate Governance Committee and the Board of Directors annually assess the current make-up of the Board, considering diversity across many dimensions, including gender, race, age, industry experience, functional areas, geographic scope, public and private company experience, academic background and director experience in the context of an assessment of our current and expected needs. The Nominating and Corporate Governance Committee reviews director candidates based on our needs as identified through this assessment and other factors, including their relative skills and characteristics, their exemplification of the highest standards of personal and professional integrity, their independence under Nasdaq listing standards, their potential contribution to the composition and culture of the Board of Directors and their ability and willingness to actively participate in Board and committee meetings and to otherwise devote sufficient time to their duties as a director. In particular, the Board of Directors and the Nominating and Corporate Governance Committee believe that sound governance of our company in an increasingly complex marketplace requires a wide range of viewpoints, backgrounds, skills and experiences. Although the Board of Directors does not have a formal policy regarding Board diversity, it believes that having such diversity among its members enhances the ability to make fully informed, comprehensive decisions. We believe that our Board of Directors collectively possesses these types of experience. Below is a summary of each director’s most relevant experience.

As recommended by the Nominating and Corporate Governance Committee, our Board of Directors has nominated Jeffrey T. Barber and Stephen J. Wiehe for election as Class II directors for terms expiring at the 2015 annual meeting of stockholders. Each proposed nominee is willing to serve as a director if elected. However, if a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, our incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominees. Proxies will not be voted for more than four nominees.

Biographical information for each nominee and each current director who will continue to serve after the annual meeting is presented below. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer.

Nominees for Terms Expiring in 2015 (Class II)

Jeffrey T. Barber, 59, has been a member of our Board of Directors since March 2010. Mr. Barber has served as a Managing Director of Fennebresque & Co., an investment banking firm, since October 2009. From 1988 until June 2008, Mr. Barber was an audit partner of PricewaterhouseCoopers LLP, where he also served as the managing partner of its Raleigh, North Carolina office for a period of 14 years. Mr. Barber has served as a member of the board of directors of Ply Gem Holdings, Inc., building products provider, since January 2010. Mr. Barber also serves as chairman of Ply Gem Holdings’ audit committee. Mr. Barber has a B.S. in accounting from the University of

Kentucky. Mr. Barber is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. As an audit partner with PricewaterhouseCoopers, Mr. Barber worked with numerous software and other technology companies. Mr. Barber’s accounting and financial expertise, qualifying him as a financial expert, and general business acumen results in unique and valuable contributions to our Board of Directors with respect to financial matters.

Stephen J. Wiehe, 48, has served as our President, Chief Executive Officer and a member of our Board of Directors since joining SciQuest in February 2001. From 2000 until he joined SciQuest, Mr. Wiehe served as Senior Director, Strategic Investments & Mergers and Acquisitions at SAS Institute. Mr. Wiehe joined SAS as part of its acquisition of DataFlux Corporation, a provider of data quality and data warehousing solutions, where Mr. Wiehe had served as President and Chief Executive Officer since 1999. From 1998 until joining DataFlux, Mr. Wiehe served as Managing Director/Europe and Senior Executive Vice President for SunGard Treasury Systems, a division of SunGard Data Systems, Inc., a software and IT services company. He also served as President of Multinational Computer Models, Inc., a provider of Treasury management solutions used by large multinational corporations to manage their foreign exchange, debt, and investment-related financial hedging instruments, from 1991 until Multinational Computer Models was sold to SunGard Data Systems in 1998. Mr. Wiehe started his career with General Electric Company, serving in various financial positions from 1987 to 1991 and graduating from its Financial Management Program in 1989. Mr. Wiehe is a graduate of the University of Kentucky. Mr. Wiehe’s past experience as chief executive officer of two software companies, his participation in relevant industry organizations and his long service with us has resulted in significant operational experience and a deep knowledge of the software industry generally and our business in particular. These qualities and this experience provide a critical contribution to our Board of Directors.

Our Board of Directors unanimously recommends that you vote FOR each of the above-listed nominees.

Continuing Director with Term Expiring in 2013 (Class III)

Noel J. Fenton, 73, serves as our lead independent director. He has been a member of our Board of Directors since August 2004 and has served as Chairman since March 2010. Mr. Fenton also served as a member of our Board of Directors from November 1998 until February 2004. In 1986, Mr. Fenton co-founded Trinity Ventures, a venture capital firm that made an initial investment in our company in 1998, and has served as one of its directors since 1998. He also serves as a director of several private companies. Prior to co-founding Trinity Ventures, he was a co-founder of three successful technology start-ups and Chief Executive Officer of two of them. Mr. Fenton is actively involved in the World’s Presidents’ Organization and is a past Chairman of the Northern California Chapter of the Young Presidents’ Organization and a past chairman of the American Electronic Association. Mr. Fenton serves as a director of LoopNet, Inc. (NASDAQ: LOOP). Mr. Fenton holds a B.S. from Cornell University and an M.B.A. from the Stanford University Graduate School of Business. We believe Mr. Fenton’s qualifications to sit on our Board of Directors include his previous operating experience as a chief executive officer and founder of technology companies, his more than 25 years of experience as a venture capital investor, his service on the board of directors of approximately 30 companies in which his venture capital firm invested, his service as a director of public companies and, as one of our early stage investors, his extensive knowledge of our company and the electronic commerce marketplace.

Continuing Directors with Terms Expiring in 2014 (Class I)

Timothy J. Buckley, 60, has been a member of our Board of Directors since March 2010. Mr. Buckley has served as Chief Executive Officer of Xtium Inc., a provider of virtual hosting and recovery services since November 2011. From April 1999 until November 2003, Mr. Buckley served as the chief operating officer for Red Hat (NYSE: RHT), a premier open source and Linux provider. As chief operating officer, Mr. Buckley used his insight to accelerate the momentum of open source and expand Red Hat’s worldwide business operations. From December 1993 until joining Red Hat, Mr. Buckley was senior vice president of worldwide sales at Visio Corporation (NASDAQ: VSIO), a software application company that was acquired by Microsoft Corporation in 2000 in a transaction valued at $1.5 billion. He currently serves on the board of directors of several privately-held companies. Mr. Buckley graduated from Pennsylvania State University with a degree in liberal arts. Mr. Buckley’s experience as a sales executive and chief operating officer for publicly-held companies in the software industry as well as a director of several privately-held companies provides us with valuable experience and qualifies him to serve as a director.

Daniel F. Gillis, 65, has been a member of our Board of Directors since October 2005. From 1997 until 2001, Mr. Gillis served as Chief Executive Officer of SAGA Systems, a NYSE-traded enterprise software company. Prior to joining SAGA Systems, Mr. Gillis had served as Executive Vice President of Falcon Systems, an interactive equipment company serving the federal government market. Mr. Gillis also served as a member of the NYSE Listed Companies Advisory Board from 1999 until 2001. Mr. Gillis is a graduate of the University of Rhode Island. Mr. Gillis’ executive, managerial and sales experience, including service as chief executive officer and director of a publicly-held software company, as well as his experience with the NYSE, brings valuable contributions and experience to our Board of Directors.

CORPORATE GOVERNANCE

Board of Directors

Our stockholders elect the Board of Directors to oversee management of our company. The Board delegates authority to the Chief Executive Officer and senior management to pursue the company’s mission and oversees the Chief Executive Officer’s and senior management’s conduct of our business. In addition to its general oversight function, our Board of Directors reviews and assesses the company’s strategic and business planning, senior management’s approach to addressing significant risks and has additional responsibilities including, but not limited to, the following:

•	reviewing and approving the company’s key objectives and strategic business plans and monitoring implementation of those plans and our success in meeting identified objectives;

•	reviewing the company’s financial objectives and major corporate plans, business strategies and actions;

•	providing advice and oversight regarding the selection, evaluation, development and compensation of executive management;

•	reviewing significant risks confronting our company and alternatives for their mitigation; and

•

assessing whether adequate policies and procedures are in place to safeguard the integrity of our business operations and financial reporting and to promote compliance with applicable laws and regulations, and monitoring management’s administration of those policies and procedures.

During 2011, our Board of Directors held seven meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served. It is our policy that each director attend our annual meeting of stockholders.

We have three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Members of each committee are appointed by the Board of Directors and the authority, duties and responsibilities of each committee are governed by written charters approved by the Board of Directors. In addition to regular meetings of the Board of Directors and committees, we have regular scheduled executive sessions for our non-management, or independent, directors. Our Board of Directors may from time to time establish other committees.

Director Independence

Our Board of Directors has determined that four of our five directors are independent directors within the meaning of the independent director guidelines of the Nasdaq Listing Rules. The independent directors are Messrs. Fenton, Gillis, Barber and Buckley.

Board Committees

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting processes. The Audit Committee will also:

•	evaluate the qualifications, performance and independence of our independent auditor and review and approve both audit and non-audit services to be provided by the independent auditor;

•

discuss with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

•

establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	review our financial statements and review our critical accounting policies and estimates; and

•	prepare the Audit Committee report that SEC rules require to be included in our annual proxy statement and annual report on Form 10-K.

The current members of the Audit Committee are Messrs. Barber, Buckley and Fenton. Mr. Barber serves as the chairman of the Audit Committee and is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. The composition of the Audit Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our Board of Directors has adopted an Audit Committee charter. We believe that the Audit Committee’s charter and functioning comply with the applicable requirements of Nasdaq and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Copies of the charter for our Audit Committee are available without charge, upon request in writing to SciQuest, Inc., 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513, Attn: Secretary, or on the investor relations portion of our website, www.sciquest.com.

Compensation Committee

The Compensation Committee oversees our corporate compensation and benefit programs and has the responsibilities described in the “Compensation Discussion and Analysis” section of this proxy statement.

The members of the Compensation Committee are Messrs. Buckley and Gillis, each of whom our Board of Directors has determined is independent within the meaning of the independent director guidelines of Nasdaq. Mr. Gillis serves as the chairman of the Compensation Committee. The composition of the Compensation Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our Board of Directors has adopted a Compensation Committee charter. We believe that the Compensation Committee charter and the functioning of the Compensation Committee comply with the applicable requirements of Nasdaq and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Copies of the charter for our Compensation Committee are available without charge, upon request in writing to SciQuest, Inc., 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513, Attn: Secretary, or on the investor relations portion of our website, www.sciquest.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. The Nominating and Corporate Governance Committee will also:

•	assess the performance of the members of our Board of Directors;

•	oversee guidelines for the composition of our Board of Directors; and

•	review and administer our corporate governance principles.

The current members of the Nominating and Corporate Governance Committee are Messrs. Fenton and Gillis, each of whom our Board of Directors has determined is independent within the meaning of the independent director guidelines of Nasdaq. Mr. Fenton serves as the chairman of the Nominating and Corporate Governance Committee. The compensation of the Nominating and Corporate Governance Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our Board of Directors has adopted a Nominating and Corporate Governance Committee charter. We believe that the Nominating and Corporate Governance Committee charter and the functioning of the Nominating and Corporate Governance Committee comply with the applicable requirements of Nasdaq and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Copies of the charter for our Nominating and Corporate Governance Committee are available without charge, upon request in writing to SciQuest, Inc., 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513, Attn: Secretary, or on the investor relations portion of our website, www.sciquest.com.

Identification and Evaluation of Director Candidates

Our Board of Directors prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective in collectively serving the long-term interests of our stockholders.

The Nominating and Corporate Governance Committee of the Board of Directors acts as the Board’s nominating committee. All members of the Nominating and Corporate Governance Committee are independent as defined by Nasdaq rules. The Nominating and Corporate Governance Committee seeks individuals qualified to become directors and recommends candidates for all director openings to the full Board.

The Nominating and Corporate Governance Committee considers director candidates suggested by directors, senior management and stockholders and evaluates all nominees for director in the same manner. Our Board of Directors ultimately determines individuals to be nominated at each annual meeting. Stockholders must comply with the procedures described below under “Stockholder Nominations.”

Stockholder Nominations

Stockholders who wish to recommend nominees for consideration by the Nominating and Corporate Governance Committee must submit their nominations in writing to our Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements and other board memberships, if any, held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating and Corporate Governance Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the full Board of Directors for submission to the stockholders at each annual meeting. Stockholder nominations made in accordance with these procedures and requirements must be addressed to SciQuest, Inc., Attn: Secretary, at 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513.

In addition, stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee. Any stockholder of record may nominate an individual by following the procedures and deadlines set forth in the “Stockholder Proposals for Inclusion in Next Year’s Proxy Statement” and “Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting” sections of this proxy statement and by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws, a stockholder is eligible to submit a proposal if the stockholder is a holder of record and entitled to vote at the annual meeting. The stockholder also must provide us with timely notice of the proposal. To be timely, the stockholder must provide advance notice not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting.

Board Leadership Structure

Our Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. The decision regarding leadership structure is based on an evaluation of the circumstances in existence and the specific needs of our company and the Board of Directors at the time it reviews either or both roles. The Board of Directors periodically reviews its leadership structure to ensure that it remains the optimal structure for our company and our stockholders.

Currently, Noel J. Fenton is our Chairman and Stephen J. Wiehe is our President and Chief Executive Officer. Mr. Fenton also serves as our lead independent director. In these roles, Mr. Fenton leads the Board of Directors in its role to provide general oversight of our company, ensures that the independent directors meet regularly in executive session and otherwise function effectively as a group and to provide guidance and support for the Chief Executive Officer. Further, the Chairman presides over meetings of the full Board of Directors. As Chief Executive Officer, Mr. Wiehe is responsible for developing and executing the corporate strategy, as well as for overseeing the day-to-day operations and performance of the company. We believe that separating the roles of Chairman and Chief Executive Officer represents the appropriate structure for our company at this time.

Risk Oversight by our Board of Directors

While risk management is primarily the responsibility of our management team, our Board of Directors is responsible for the overall supervision of our risk management activities. Our Board of Directors implements its risk oversight function both at the full Board level and through delegation to various committees. These committees meet regularly and report back to the full Board. The Audit Committee has primary oversight responsibility for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees management of our legal and regulatory compliance systems. The Compensation Committee oversees risks relating to our compensation plans and programs.

In 2011, the Board directed our management team to conduct a comprehensive enterprise risk management assessment, the results of which were presented to the Board. The Board has further directed our management team to periodically review and update this enterprise risk management assessment and to provide reports to the Board in that regard. In addition, the Board and its various committees receive presentations throughout the year from various department and business unit leaders that include discussion of significant risks as appropriate. The Board regularly addresses in an executive session matters of particular importance or concern, including any significant areas of risk that require Board attention.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner for the company. We also believe that our risk structure complements our current Board of Directors leadership structure, as it allows our independent directors, through the three fully-independent Board committees, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Code of Business Ethics and Conduct

Our Board of Directors has adopted a code of business ethics and conduct for all employees, officers and directors. The code of business ethics and conduct is available on our website at www.sciquest.com. We expect that any amendments to the code of business ethics and conduct, or any waiver of its requirements, will be disclosed on our website. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Attendance

Board and committee meeting attendance is central to the proper functioning of our Board and is a priority. Directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of committees on which they serve and the annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Stockholders and interested parties may communicate with our Board of Directors by sending correspondence to the Board, a specific Board committee or a director c/o Secretary, SciQuest, Inc., 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513.

The Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Secretary will alert individual directors to items which warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.

Director Compensation

In 2010, our Board of Directors approved the following compensation package for our non-employee directors based on the recommendation of our Chief Executive Officer and the Compensation Committee:

Annual retainer	$20,000
In-person board of directors and committee meeting fees	$2,000
Telephonic board of directors and committee meeting fees	$500
Audit committee chair retainer	$10,000
Compensation committee chair retainer	$5,000
Nominating and corporate governance committee chair retainer	$5,000
Initial grant of stock options	22,500
Annual grant of stock options	13,750

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending board of director and committee meetings.

The following table sets forth information regarding compensation earned by our non-employee directors during 2011:

Director Compensation Table for Year Ended December 31, 2011

	Fees Earned or Paid
Name	in Cash	Stock Awards	Option Awards(1)	Total

Jeffrey T. Barber	$48,000	—	$162,140	$210,140
Timothy J. Buckley	$40,000	—	$162,140	$202,140
Noel J. Fenton	$42,500	—	$162,140	$204,640
Daniel F. Gillis	$36,500	—	$162,140	$198,640

In 2012, our Board of Directors adopted a new compensation package for our non-employee directors, effective as of the annual meeting, as follows:

Annual Retainers:
Cash	$30,000
Restricted Stock Unit Grant	$70,000
Committee Chair Fees:
Audit committee chair	$15,000
Compensation committee chair	$10,000
Nominating and corporate governance committee chair retainer	$10,000
Committee Membership Fees:
Per each non-chair committee membership	$5,000
Initial election restricted stock unit grant	$100,000

The new compensation package was adopted in order to simplify the compensation structure and to promote long-term value as opposed to meeting attendance. The restricted stock unit grants will be based on the market value of our common stock on the date of grant. The annual restricted stock unit grants will have one-year vesting, with 50% issue upon vesting and 50% deferred until termination of Board service, although a director may elect to defer the entire issuance until termination of Board service. For the initial election restricted stock unit grants, issuance will be fully deferred until termination of Board service.

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee is a current or former executive officer or employee of our company. None of our executive officers served and currently none of them serves on the board of directors or compensation committee of any other entity with executive officers who have served on our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2011 by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership in this table is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after December 31, 2011. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days after December 31, 2010 are included for that person or group.

Percentage of beneficial ownership is based on 22,133,036 shares of common stock outstanding as of December 31, 2011.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse. Unless otherwise noted below, the address of each person listed on the table is c/o SciQuest, Inc., 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Beneficial Ownership
Name	Shares	Percentage

Named Executive Officers and Directors:
Stephen J. Wiehe(1)	825,380	3.7%
James B. Duke	363,093	1.6%
Jeffrey A. Martini (2)	169,029	*
Rudy C. Howard(3)	91,106	*
C. Gamble Heffernan(4)	52,843	*
Grant W. Collingsworth	—	*
Noel J. Fenton(5)	3,203,447	14.5%
Daniel F. Gillis(6)	142,803	*
Jeffrey T. Barber(7)	21,093	*
Timothy J. Buckley(8)	21,093	*
All executive officers and directors as a group (12 people) (9)	4,694,327	21.0%
5% Stockholders:
Funds associated with Trinity Ventures(10)	3,187,500	14.4%
FMR LLC(11)	2,878,670	13.0%
Wasatch Advisors, Inc.(12)	1,559,987	7.0%
Capital Research Global Investors(13)	1,419,400	6.4%
Massachusetts Financial Services Company(14)	1,403,444	6.3%
Wells Fargo & Company(15)	1,356,866	6.1%
Riverbridge Partners LLC(16)	1,118,145	5.1%

(1)	Includes 7,546 shares held by Mr. Wiehe as custodian for Andrew John Wiehe and Stephanie Elizabeth Wiehe, over which Mr. Wiehe has voting and investment power. Includes 27,082 shares subject to options that are exercisable within 60 days of the date of the table.

(2)	Includes 17,603 shares subject to options that are exercisable within 60 days of the date of the table.

(3)	Consists of shares subject to options that are exercisable within 60 days of the date of the table.

(4)	Includes 42,843 shares subject to options that are exercisable within 60 days of the date of the table.

(5)	Includes 3,187,680 shares held by Trinity Ventures VII, L.P., Trinity VII Side-By-Side Fund, L.P., Trinity Ventures VIII, L.P., Trinity VIII Side-By-Side Fund, L.P. and Trinity VIII Entrepreneurs’ Fund, L.P. Mr. Fenton may be deemed to have shared voting and investment power over the shares held by these entities but disclaims beneficial ownership of such shares. Includes 4,364 shares held by the Fenton Family 1994 Trust. Mr. Fenton may be deemed to have shared voting and investment power over the shares held by this trust but disclaims beneficial ownership of such shares. Includes 180 shares held by TVL Management Corporation and 10,312 shares subject to options that are exercisable within 60 days of the date of the table and that are held by TVL Management Corporation. Mr. Fenton may be deemed to have shared voting and investment power over the shares held by this entity or subject to options held by this entity but disclaims beneficial ownership of such shares.

(6)	Includes 51,620 shares held by Gillis Company, LLC, over which Mr. Gillis has sole voting and investment power. Includes 10,312 shares subject to options that are exercisable within 60 days of the date of the table. The address for Mr. Gillis and Gillis Company, LLC is 5 Masters Court, Potomac, MD 20854.

(7)	Consists of shares subject to options that are exercisable within 60 days of the date of the table.

(8)	Consists of shares subject to options that are exercisable within 60 days of the date of the table.

(9)	Includes 284,252 shares subject to options that are exercisable within 60 days of the date of the table. Includes 7,546 shares held by Mr. Wiehe as custodian for Andrew John Wiehe and Stephanie Elizabeth Wiehe, over which Mr. Wiehe has voting and investment power. Includes 51,620 shares held by Gillis Company, LLC, over which Mr. Gillis has sole voting and investment power. Includes 3,187,680 shares held by Trinity Ventures VII, L.P., Trinity VII Side-By-Side Fund, L.P., Trinity Ventures VIII, L.P., Trinity VIII Side-By-Side Fund, L.P. and Trinity VIII Entrepreneurs’ Fund, L.P. Mr. Fenton may be deemed to have shared voting and investment power over the shares held by these entities but disclaims beneficial ownership of such shares. Includes 4,364 shares held by the Fenton Family 1994 Trust. Mr. Fenton may be deemed to have shared voting and investment power over the shares held by this trust but disclaims beneficial ownership of such shares. Includes 180 shares held by TVL Management Corporation and 10,312 shares subject to options that are exercisable within 60 days of the date of the table and that are held by TVL Management Corporation. Mr. Fenton may be deemed to have shared voting and investment power over the shares held by this entity or subject to options held by this entity but disclaims beneficial ownership of such shares.

(10)	Consists of shares held by Trinity Ventures VII, L.P., Trinity VII Side-By-Side Fund, L.P., Trinity Ventures VIII, L.P., Trinity VIII Side-By-Side Fund, L.P. and Trinity VIII Entrepreneurs’ Fund, L.P. The address for each of these Trinity funds is 3000 Sand Hill Road, Building 4, Suite 160, Menlo Park, CA 94025.

(11)	Consists of shares held by the following subsidiaries: Fidelity Management & Research Company and Pyramis Global Advisors Trust. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(12)	The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(13)	The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(14)	The address for Massachusetts Financial Services Company is 500 Boylston Street, Boston, MA 02116.

(15)	Consists of shares held by the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Advisors Financial Network, LLC, Wells Fargo Bank, N.A. and Wells Fargo Funds Management, LLC. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.

(16)	The address for Riverbridge Partners LLC is 801 Nicollet Mall, Suite 600, Minneapolis, MN 55402.

EXECUTIVE OFFICERS

Executive Officers

In addition to Mr. Wiehe, our President and Chief Executive Officer, whose biographical information appears under “Proposal 1—Election of Directors,” set forth below are the names, ages and biographical information for each of our current executive officers.

Name	Age	Position

Stephen J. Wiehe	48	President, Chief Executive Officer and Director
Rudy C. Howard	54	Chief Financial Officer
Jeffrey A. Martini	53	Senior Vice President of Worldwide Sales
C. Gamble Heffernan	50	Senior Vice President of Marketing and Strategy
Jennifer G. Kaelin	40	Vice President of Finance
Peter N. Asmar	55	Vice President of Customer Operations
Daryl L. Broddle	46	Vice President of Technology
Grant W. Collingsworth	48	General Counsel

Stephen J. Wiehe has served as our President, Chief Executive Officer and a member of our Board of Directors since joining SciQuest in February 2001. From 2000 until he joined SciQuest, Mr. Wiehe served as Senior Director, Strategic Investments & Mergers and Acquisitions at SAS Institute. Mr. Wiehe joined SAS as part of its acquisition of DataFlux Corporation, a provider of data quality and data warehousing solutions, where Mr. Wiehe had served as President and Chief Executive Officer since 1999. From 1998 until joining DataFlux, Mr. Wiehe served as Managing Director/Europe and Senior Executive Vice President for SunGard Treasury Systems, a division of SunGard Data Systems, Inc., a software and IT services company. He also served as President of Multinational Computer Models, Inc., a provider of Treasury management solutions used by large multinational corporations to manage their foreign exchange, debt, and investment-related financial hedging instruments, from 1991 until Multinational Computer Models was sold to SunGard Data Systems in 1998. Mr. Wiehe started his career with General Electric Company, serving in various financial positions from 1987 to 1991 and graduating from its Financial Management Program in 1989. Mr. Wiehe is a graduate of the University of Kentucky. Mr. Wiehe’s past experience as chief executive officer of two software companies, his participation in relevant industry organizations and his long service with us has resulted in significant operational experience and a deep knowledge of the software industry generally and our business in particular. These qualities and this experience provide a critical contribution to our Board of Directors.

Rudy C. Howard has served as our Chief Financial Officer since joining SciQuest in January 2010. From November 2008 until joining SciQuest, Mr. Howard served as Senior Vice President and Chief Financial Officer of MDS Pharma Services, a pharmaceutical services company, where he was responsible for all financial management functions. From 2003 until joining MDS Pharma Services, Mr. Howard operated his own financial consulting company, Rudy C. Howard, CPA Consulting, in Wilmington, North Carolina, where his services included advising on merger and acquisition transactions, equity and debt issuances and other general management matters. From 2001 through 2003, Mr. Howard served as Chief Financial Officer for Peopleclick, Inc., an international human capital management software company. From 2000 until joining Peopleclick, Mr. Howard served as Chief Financial Officer for Marketing Services Group, Inc., a marketing and internet technology company. From 1995 until 2000, Mr. Howard served as Chief Financial Officer for PPD, Inc., a clinical research organization. Prior to joining PPD, Mr. Howard was a partner with PricewaterhouseCoopers. Mr. Howard holds a B.A. in Accounting from North Carolina State University, and he is a Certified Public Accountant.

Jeffrey A. Martini has served as our Senior Vice President of Worldwide Sales since joining SciQuest in January 2005. From 2004 until he joined SciQuest, Mr. Martini served as Vice President of Worldwide Sales for VitualEdge Corporation, a leading provider of real-time recruiting software for the extended enterprise. Prior to joining VirtualEdge, Mr. Martini had served as Vice President of Worldwide Sales at Primavera Systems, a portfolio management vendor, since 2002. From 1987 until joining Primavera Systems, Mr. Martini held a variety of sales and sales management roles at SCT Corporation, a leading provider of enterprise software applications, including serving as Corporate Vice President of Sales. Mr. Martini’s early sales career included positions at Highline Data Systems, a provider of human resource information systems for the mid-market, in 1986, and Personnel Data Systems, a provider of human resources information systems, in 1985. Mr. Martini is a graduate of Gettysburg College.

Jennifer G. Kaelin has served as our Vice President of Finance since January 2010 and from joining SciQuest in July 2005 until January 2008. From January 2008 until December 2009, Ms. Kaelin served as our Chief Financial Officer. From 2003 until she joined SciQuest, Ms. Kaelin served as Corporate Controller at Art.com, an e-tailer of posters, prints and custom framing. Prior to joining Art.com, Ms. Kaelin had served as Controller for several manufacturing sites at Moduslink, a global supply chain management company for technology-based manufacturers, since 1998. Ms. Kaelin also was a financial analyst for IBM from 1997 until 1998, and was an auditor for PricewaterhouseCoopers from 1994 until 1997. She holds a master’s degree in accounting and a bachelor’s degree in business administration from the University of North Carolina at Chapel Hill, and she is a certified public accountant.

C. Gamble Heffernan has served as our Vice President of Marketing and Strategy since joining SciQuest in October 2008 and was designated as Senior Vice President of Marketing and Strategy in March 2012. From September 2007 until joining SciQuest, Ms. Heffernan served as Senior Vice President of Community Solutions for Misys, an application software and services provider to the financial services and healthcare industries, where she was responsible for the development and management of its community services business team. Ms. Heffernan previously served as Senior Vice President, Product Management for Healthcare for Misys from October 2005 until September 2007, where she was responsible for portfolio and market strategy. Prior to joining Misys, Ms. Heffernan had served as Vice President and General Manager of Professional Services and Consulting for Cardinal Health and the Director of the ALARIS Center for Medication Safety and Clinical Improvement since 2002. Ms. Heffernan also served as Vice President of Services Marketing at Ortho-Clinical Diagnostics, a provider of in-vitro diagnostic systems, from 2001 until 2002. From 1996 until joining Ortho-Clinical Diagnostics, she worked for GE Medical Systems, where she held various management positions including General Manager for eBusiness, General Manager for Clinical Information Systems and Senior Business Unit Manager for Neonatal.

Peter N. Asmar has served as our Vice President of Customer Operations since July 2011. From March 2006 until July 2011, Mr. Asmar served as Chief Information Officer at The North Carolina Department of Public Instruction, the agency charged with implementing North Carolina public school laws and the State Board of Education’s policies and procedures governing pre-kindergarten through 12th grade public education. From March 1993 until June 2005, Mr. Asmar held various management positions, including Chief Operating Officer, Professional Services, with J.P. MorganChase, a financial services company. Prior to that, Mr. Asmar held senior positions at Credit Suisse First Boston, International Paper Company and United Parcel Service. Mr. Asmar holds a bachelor’s degree in economics from Brooklyn College and a master’s degree in business administration from the New York Institute of Technology.

Daryl L. Broddle has served as our Vice President of Technology since May 2011. From September 2007 until May 2011, Mr. Broddle served as our Vice President of Product Development. From September 1999 until September 2007, Mr. Broddle served in various positions in our product development organization. Prior to joining SciQuest, Daryl served as Director of Store Systems at NationsRent. He also previously held positions in application development at Blockbuster and Wal-Mart Stores Inc. Mr. Broddle holds a bachelor’s degree in computer science from the University of Kansas.

Grant W. Collingsworth has served as our General Counsel since April 2011. From October 1996 until April 2011, Mr. Collingsworth was a partner at the law firm of Morris, Manning and Martin, LLP, where he practiced corporate and securities law. From September 1989 until September 1996, Mr. Collingsworth served as an associate at the law firm of Jenkens & Gilchrist, P.C. Mr. Collingsworth holds a bachelor’s degree in business administration from the University of Oklahoma and a juris doctor from Emory University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of the compensation arrangements for our named executive officers for 2011 as well as the actions taken in 2012 that affect the current and future compensation of our named executive officers. Our named executive officers as of the end of 2011 were Stephen Wiehe, our President and Chief Executive Officer, Rudy Howard, our Chief Financial Officer, Jeffrey Martini, our Senior Vice President of Worldwide Sales, Gamble Heffernan, our Vice President of Marketing and Strategy, and Grant Collingsworth, our General Counsel. Mr. Collingsworth joined our company in April 2011. In addition, James Duke served as our Chief Operating Officer through September 30, 2011 and is included as a named executive officer.

Executive Summary

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward named executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of excessive risk-taking. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive bonuses, equity incentive awards and insurance and other employee benefits and compensation.

In 2011, we achieved a number of important accomplishments in the continued growth of our business, including the following:

•	Strong Revenue Growth. 2011 revenue was $53.4 million, an increase of 26% as compared to 2010.

•

Improved Profitability. 2011 income from operations was $5.3 million, a 381% increase over 2010 income from operations of $1.1 million. 2011 net income was $2.8 million, compared to a 2010 net loss of $336,000.

•	Strong Cash Flows. 2011 operating cash flow was $17.4 million, a 195% increase over 2010 operating cash flow of $5.0 million.

•	Significantly Increased Customer Count. We ended 2011 with 321 customers compared to 195 customers at the end of 2010.

•	Significant Increase in Revenue Backlog. Backlog revenue at the end of 2011 increased 35% compared to backlog revenue at the end of 2010, in each case including assumed renewals.

•	Strong Stock Performance. Our stock price increased approximately 9.7% during 2011 compared to the Nasdaq composite index decrease of 0.8%.

•

Selection by WSCA. In 2011, we were selected by the Western States Contracting Alliance as its eprocurement provider, which is an important milestone in our expansion into the state and local government market.

Compensation Objectives

Our Compensation Committee’s primary objectives with respect to executive compensation are to:

•	attract, motivate, reward and retain high quality executives necessary to formulate and execute our business strategy;

•	ensure that compensation provided to executive officers is closely aligned with our short and long-term business objectives, risk profile, financial performance and strategic goals;

•	build a strong link between an individual’s performance and his or her compensation; and

•	further align the interests of management with our stockholders by providing equity incentive compensation.

Our executive compensation practices are intended to provide each executive a total annual compensation that is commensurate with the executive’s responsibilities, experience and demonstrated performance. We intend our compensation to be competitive with companies in our industry and region. Variations to this targeted compensation may occur depending on the experience level of the individual and market factors, such as the demand for executives with similar skills and experience.

Significant Compensation Practices

We review and evaluate our compensation programs, practices and policies on an ongoing basis. We modify our compensation programs to address evolving best practices. We have provided below some of the more significant practices and recent modifications.

•

Performance-Based Compensation. Our philosophy is to pay for performance. In that regard, both our annual cash incentive bonuses and our equity incentive awards are based on meeting corporate and individual performance goals. No bonuses or equity incentive awards are guaranteed in any way.

•

Stock Ownership Guidelines. Our Board of Directors has approved stock ownership guidelines for our executive officers and non-employee directors align the interests of executives and directors with the interests of stockholders. These individuals are required to beneficially own a number of shares of company common stock having a value equal to the applicable guidelines established for each participant as follows:

•	Chief Executive Officer – 5x annual base salary;

•	Other Executives – 3x annual base salary; and

•	Non-Employee Directors – 3x annual cash retainer fee.

Until the applicable guideline is achieved, a participant will be required to retain an amount equal to 50% of the net shares received as a result of the exercise of SciQuest stock options or the vesting of restricted stock or restricted stock units.

•

Anti-Hedging Policy. Our executives and non-executive directors are prohibited from engaging in any transactions involving puts, calls or other derivatives on SciQuest’s securities on an exchange or in any other organized market or any other derivative or hedging transactions on SciQuest securities in which the person could profit if the value of our stock falls.

•	Clawback Policy. Our clawback policy allows us to “clawback” compensation paid to any executive who has engaged in misconduct that materially contributes to a financial restatement.

•	No Tax Gross-Ups. Neither our 2004 Stock Incentive Plan nor any agreements with our directors, executives or other employees provide for any tax gross-up payments.

•	Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors as defined by Nasdaq and our director independence standards.

•

Independent Compensation Consultant. Our Compensation Committee has retained an independent compensation consultant who performs no other consulting or other services for our company. The independent compensation consultant had no relationship with any named executive officer prior to the engagement.

•

No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights have been granted at an exercise price equal to or greater than the fair market value of the underlying shares on the grant date. Subject to stockholder approval at the annual meeting, our Board of Directors has approved an amendment to our 2004 stock incentive plan to require all stock options and stock appreciation rights to be granted at an exercise price equal to or greater than the fair market value of the underlying shares on the grant date.

•

No Repricing Without Stockholder Approval. Subject to stockholder approval at the annual meeting, our Board of Directors has approved an amendment to our 2004 stock incentive plan to specify that outstanding stock options or other equity awards cannot be “repriced” by reducing the exercise price of such stock option or stock appreciation right or exchanging such stock option or stock appreciation right for cash or other awards without stockholder approval.

•

No Cash Buyout of Equity Awards Without Stockholder Approval. Subject to stockholder approval at the annual meeting, our Board of Directors has approved an amendment to our 2004 stock incentive plan to clarify that cash buyouts of outstanding stock options or other equity awards issued to employees without stockholder approval is prohibited.

•

Minimum Vesting Period for Equity Awards. Subject to stockholder approval at the annual meeting, our Board of Directors has approved an amendment to our 2004 stock incentive plan to require minimum four-year vesting periods for time-based equity awards to employees, minimum one-year vesting periods for time-based equity awards to directors and minimum one-year vesting periods for performance-based equity awards, which is consistent with our past practices.

Compensation Process

General. The Compensation Committee of our Board of Directors oversees our executive compensation program. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers other than with respect to equity awards. The Compensation Committee receives input from our chief executive officer regarding the compensation of our other named executive officers, which is taken into account in its deliberations. Our Compensation Committee proposes grants of equity awards for our named executive officers and recommends such proposals to our Board of Directors for approval. Our Compensation Committee believes that our compensation program is aligned with our business and risk management objectives and does not believe that our compensation program is likely to have a material adverse effect on us. In January of each year, our Compensation Committee typically determines our named executive officers’ base salaries, awards annual cash incentive bonuses based on the achievement of bonus criteria in the prior year and sets bonus criteria for the upcoming year. The Compensation Committee also proposes grants of equity awards to our named executive officers, which are considered and approved by our Board of Directors in January as well.

2011 Compensation Process. In establishing executive compensation levels for 2011, the Compensation Committee developed a peer group comprised solely of U.S.-based publicly traded companies that generally have a SaaS business model and that are similar in size to our company based on revenue and market capitalization. We refer to this peer group as the 2011 Peer Group. In establishing the 2011 Peer Group, the Compensation Committee selected those companies that it believes are used by investors and securities analysts to value our company and otherwise measure our performance, excluding the companies that have only recently become publicly traded and therefore had not disclosed compensation data since their initial public offering. The 2011 Peer Group consists of athenahealth Inc., Concur Technologies Inc., Constant Contact, Inc., DealerTrack Holdings, Inc., DemandTec, Inc., Kenexa Corporation, NetSuite Inc. Omniture, Inc., RightNow Technologies, Inc., Salary.com, Inc., SuccessFactors, Inc., Taleo Corporation, The Ultimate Software Group, Inc. and Vocus, Inc.

The median revenue of the 2011 Peer Group was $194 million for the most recently completed fiscal year for which executive compensation was available and the median market capitalization of the 2011 Peer Group was $1,195 million as of January 17, 2011. The Compensation Committee recognized that most companies within the 2011 Peer Group are larger than us with respect to revenue and market capitalization and took those disparities into account when determining compensation levels, as discussed below.

The Compensation Committee based its review of executive compensation levels on benchmark data from the 2011 Peer Group for base salary, annual cash incentive bonuses and equity awards provided by Equilar, an information services firm with products focused on analyzing and benchmarking executive and director compensation. Equilar draws data from proxy statements and reports filed with the SEC.

Although the Compensation Committee is authorized to retain an independent compensation consultant, it believed that with its subscription to the Equilar database it could rely on our management to gather data and present information to the Compensation Committee in a more cost-efficient manner. Accordingly, in January 2011, our chief executive officer provided a report to the Compensation Committee with respect to the relevant compensation data for the 2011 Peer Group for each named executive officer together with a summary of such officer’s performance in the prior year, including his or her achievement of bonus criteria.

Our compensation program seeks to provide competitive total compensation to each of our named executive officers while taking into account the unique requirements and skills of each of our named executive officers. Our Compensation Committee compared our compensation practices and levels by each compensation component described below. The purpose of this analysis is to determine whether the compensation offered to each named executive officer, both in its totality and with respect to each of the constituent components, is competitive with the applicable market comparables that the Compensation Committee has reviewed for the corresponding period.

Because the companies in the 2011 Peer Group were generally larger than us with respect to revenues and market capitalization, the Compensation Committee generally considered 2011 compensation to be competitive for our named executive officers if total compensation approximated the 25th percentile of compensation offered by the 2011 Peer Group. Where total compensation or a specific component of compensation does not approximate this target, the Compensation Committee used the competitive data as a factor for its compensation determination but may have also taken into account factors specific to a named executive officer in making its final compensation decisions, including each named executive officer’s position and functional role, seniority, performance and overall level of responsibility.

2012 Compensation Process. Our Compensation Committee retained Aon Hewitt (“Aon”) to serve as an independent compensation consultant to assist it in designing and implementing our executive compensation program. Other than executive and Board compensation consulting, Aon has not provided any other services to our company in 2011 or 2012.

The Compensation Committee and management sought the views of Aon regarding market trends for executive compensation and analysis of specific compensation program components. Aon provided information comparing the compensation for the named executive officers to market data from a group of peer companies (as described below) as well as other broader-based survey sources.

Based on Aon’s recommendation, the Compensation Committee selected a group of peer companies for use in establishing 2012 compensation levels for the named executive officers (the “2012 Peer Group”). To develop the 2012 Peer Group, Aon considered (i) industry relevance, utilizing the Global Industry Classification Standard and software industry analyst reports, (ii) historical revenues and revenue growth, and (iii) market capitalization as a multiple of revenues. Aon provided information from this peer group for base salary and short- and long-term incentive compensation. Consistent with standard practices, due to the varying sizes of the companies included in the peer group, Aon included statistical analysis to “size-adjust” certain market compensation data to reflect our relative annual revenue. This peer group consisted of:

Actuate Corporation	DemandTec, Inc.	OPNET Technologies, Inc.
Callidus Software, Inc.	Guidance Software, Inc.	Sourcefire, Inc.
Carbonite, Inc.	Keynote Systems, Inc.	SPS Commerce, Inc.
Convio, Inc.	LogMeIn, Inc.	Support.com, Inc.
Cornerstone OnDemand, Inc.	Magma Design Automation, Inc.	Vocus, Inc.

Our Compensation Committee compared our compensation practices and levels by each compensation component described below. The purpose of this analysis is to determine whether the compensation offered to each named executive officer, both in its totality and with respect to each of the constituent components, is competitive with the applicable market comparables that the Compensation Committee has reviewed for the corresponding period Generally, we target our compensation program to fall within a range around the median of the market compensation data for the 2012 Peer Group. Where total compensation or a specific component of compensation does not approximate this target, the Compensation Committee used the competitive data as a factor for its compensation determination but may have also taken into account factors specific to a named executive officer in making its final compensation decisions, including each named executive officer’s position and functional role, seniority, performance and overall level of responsibility. In making compensation determinations in 2012, our Compensation Committee noted that our stockholders overwhelmingly approved our executive compensation at last year’s annual meeting.

Compensation Components

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentive bonuses;

•	equity incentive awards; and

•	insurance and other employee benefits and compensation.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our Compensation Committee relies on benchmark data from the 2011 Peer Group, the experience of its members, its past practices and management input in establishing the different forms of compensation.

Base Salary

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. Salaries for the named executive officers generally are based upon their personal performance in light of individual levels of responsibility, our overall performance and profitability during the preceding year, economic trends that may affect us, and the competitiveness of the executive’s salary with the salaries of executives in comparable positions at companies of comparable size or with similar operational characteristics. While our Compensation Committee considers each of these factors, it does not assign a specific value to each factor.

Base salaries are reviewed at least annually by our Compensation Committee and are adjusted from time to time to realign salaries with market trends and levels after taking into account the factors discussed above. In addition to these periodic reviews, the Compensation Committee may at any time review the salary of an executive who has received a significant promotion or whose responsibilities have been increased significantly.

For 2011, our named executive officers received salary increases ranging from approximately 4% to 17% as compared to 2010. In March 2012, our named executive officers received salary increases from 0% to approximately 11% as compared to 2011. The relatively larger percentage increases in 2011 for certain named executive officers represented an adjustment in light of our 2010 initial public offering and in order for compensation levels to be comparable to the 2011 Peer Group data. No similar adjustment was deemed necessary in 2012. Salary increases in 2012 consisted of either cost of living increases or adjustments based on either increased responsibilities for an individual or benchmark data.

Annual Bonuses

We provide our named executive officers an opportunity to receive annual discretionary cash incentive bonuses. The annual bonuses are intended to compensate for the achievement of our strategic, operational and financial goals and/or individual performance objectives of a particular named executive officer.

Each executive’s bonus is based on a target bonus amount and the achievement of bonus criteria, which historically have been specific financial or other business goals to promote the growth and success of our business. In the first quarter of each year, our Compensation Committee typically determines the bonus amount for each named executive officer based on the prior year’s target bonus amount and achievement of bonus criteria and establishes the target bonus amount and the bonus criteria for the upcoming year. The Compensation Committee establishes the target bonus amount based on an amount it believes is necessary to provide a competitive overall compensation package in light of each named executive officer’s base salary and to motivate our executives to achieve their goals. The bonus criteria vary among the named executive officers, depending on their operational responsibilities, as described below.

In January 2011, the Compensation Committee established bonus criteria for the named executive officers who employed by us at the beginning of 2011. Mr. Wiehe’s bonus criteria were established as follows: 25% based on attainment of our targeted revenues of $54.0 million, 25% based on attainment of targeted Adjusted Net Income per share of $0.265, 25% based on attainment of targeted Adjusted Free Cash Flow of $13.0 million and 25% based on attainment of targeted customer satisfaction levels. Mr. Howard’s bonus criteria were established as follows: 25% based on attainment of our targeted revenues of $54.0 million, 25% based on attainment of targeted Adjusted Net Income per share of $0.265, 25% based on attainment of targeted Adjusted Free Cash Flow of $13.0 million and 25% based on attainment of targeted customer satisfaction levels. Mr. Duke’s bonus criteria were established as follows: 35% based on attainment of targeted customer satisfaction levels, 30% based on attainment of system availability goals and 35% based on attainment of professional services utilization goals. Mr. Martini’s bonus consists solely of sales commissions based on bookings. Ms. Heffernan’s bonus will be based solely on the extent to which our company meets its targeted bookings. Mr. Collingsworth joined our company in April 2011 after the bonus criteria was established. In connection with Mr. Collingsworth’s hiring, his bonus criteria were established as follows: 25% based on attainment of our targeted revenues of $54.0 million, 25% based on attainment of targeted Adjusted Net Income per share of $0.265, 25% based on attainment of targeted Adjusted Free Cash Flow of $13.0 million and 25% based on successful completion of certain efficiency and other special projects.

The Compensation Committee further determined that (i) 100% achievement by an individual of his or her bonus criteria would result in 100% of the bonus being paid, (ii) less than 100% achievement by an individual of his or her bonus criteria would result in the bonus amount being determined by the Compensation Committee in its discretion, and (iii) greater than 100% achievement by an individual of his or her bonus criteria would result in 100% of the bonus being paid plus such additional amounts as may determined by the Compensation Committee in its discretion. Any amounts determined by the Compensation Committee in its discretion due to overachievement or underachievement of bonus criteria are generally expected to correlate to the extent of such overachievement or underachievement. The bonus criteria, in particular those consisting of bookings, revenues, Adjusted Net Income and Adjusted Free Cash Flow, are subject to equitable adjustment in the event of any subsequent acquisitions in 2011.

Mr. Wiehe’s target bonus amount for 2011 was $250,000, and he received a bonus of $237,500, representing 95% of his target. In determining the bonus amount, the Compensation Committee noted that 2011 revenues of $53.4 million were below our targeted revenues of $54.0 million by approximately 1%, 2011 Adjusted Net Income per share of $0.29 exceeded our targeted Adjusted Net Income of $0.265 by approximately 9%, 2011 Adjusted Free Cash Flow of $14.3 million exceeded our targeted Adjusted Free Cash Flow of $13.0 million by approximately 10% and all customer satisfaction levels exceeded their targets.

Mr. Howard’s target bonus amount for 2011 was $120,000, and he received a bonus of $114,00, representing 95% of his target. In determining the bonus amount, the Compensation Committee noted that 2011 revenues of $53.4 million were below our targeted revenues of $54.0 million by approximately 1%, 2011 Adjusted Net Income per share of $0.29 exceeded our targeted Adjusted Net Income of $0.265 by approximately 9%, 2011 Adjusted Free Cash Flow of $14.3 million exceeded our targeted Adjusted Free Cash Flow of $13.0 million by approximately 10% and all customer satisfaction levels exceeded their targets.

Mr. Martini’s target bonus amount for 2011 was originally established at $260,000 but was adjusted later in the year to $310,000 to include sales commissions from bookings for the new products we acquired in connection with our AECsoft USA, Inc. acquisition. He received a bonus of $294,256, representing 95% of his target. Mr. Martini’s bonus was based solely on sales commissions based on bookings.

Ms. Heffernan’s target bonus amount for 2011 was $67,500, and she received a bonus of $64,125, representing 95% of her target. In determining the bonus amount, the Compensation Committee noted that our company had achieved between 95% and 100% of its targeted bookings.

Mr. Collingsworth’s target bonus amount for 2011 was $110,000 (on a full-year basis), and he received a bonus of $75,167, representing 100% of his target on a pro rata basis given his commencement of employment in April 2012. In determining the bonus amount, the Compensation Committee noted that 2011 revenues of $53.4 million were below our targeted revenues of $54.0 million by approximately 1%, 2011 Adjusted Net Income per share of $0.29 exceeded our targeted Adjusted Net Income of $0.265 by approximately 9%, 2011 Adjusted Free Cash Flow of $14.3 million exceeded our targeted Adjusted Free Cash Flow of $13.0 million by approximately 10% and all of his efficiency and other projects were completed successfully.

Mr. Duke’s target bonus amount for 2011 was $160,000, and he received a bonus of $120,000, representing 100% of his target on a pro rata basis given his resignation as of September 30, 2011. In determining the bonus amount, the Compensation Committee noted that, as of September 30, 2011, all customer satisfaction level, all production availability goals and all billable hour targets had all been met or exceeded.

For 2012, the Compensation Committee has established target bonus amounts for the named executive officers as follows:

Stephen J. Wiehe	$250,000
Rudy C. Howard	$130,000
Jeffrey A. Martini	$235,000
C. Gamble Heffernan	$100,000
Grant W. Collingsworth	$110,000

Mr. Wiehe’s bonus criteria have been established as follows: 25% based on attainment of targeted revenues, 25% based on attainment of targeted Adjusted Net Income per share, 25% based on attainment of targeted Adjusted Free Cash Flow and 25% based on attainment of targeted customer satisfaction levels. Mr. Howard’s bonus criteria have been established as follows: 25% based on attainment of our budgeted revenues, 25% based on attainment of targeted Adjusted Net Income per share, 25% based on attainment of targeted Adjusted Free Cash Flow and 25% based on attainment of targeted customer satisfaction levels. Mr. Martini’s bonus will consist solely of sales commissions based on bookings. Ms. Heffernan’s bonus will be based solely on the extent to which our company meets its budgeted bookings. Mr. Collingsworth’s bonus criteria have been established as follows: 25% based on attainment of targeted revenues, 25% based on attainment of targeted Adjusted Net Income per share, 25% based on attainment of targeted Adjusted Free Cash Flow and 25% based on successful completion of certain efficiency and other special projects. Targeted revenues, Adjusted Net Income per share and Adjusted Free Cash Flow are set at or above levels that reflect our historical financial performance and growth rates.

Consistent with 2011, the Compensation Committee further determined that (i) 100% achievement by an individual of his or her bonus criteria would result in 100% of the bonus being paid, (ii) less than 100% achievement by an individual of his or her bonus criteria would result in the bonus amount being determined by the Compensation Committee in its discretion, and (iii) greater than 100% achievement by an individual of his or her bonus criteria would result in 100% of the bonus being paid plus such additional amounts as may determined by the Compensation Committee in its discretion. Any amounts determined by the Compensation Committee in its discretion due to overachievement or underachievement of bonus criteria are generally expected to correlate to the extent of such overachievement or underachievement. The bonus criteria, in particular those consisting of bookings, revenues, Adjusted Net Income and Adjusted Free Cash Flow, are subject to equitable adjustment in the event of any subsequent acquisitions in 2012.

Equity Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. Our employees, including our named executive officers, are eligible to participate in our 2004 stock incentive plan. Under the 2004 stock incentive plan, our employees, including our named executive officers, are eligible to receive grants of stock options, restricted stock awards, restricted stock units and stock appreciation rights at the discretion of our Compensation Committee. Historically, we have granted restricted stock awards to executive officers and a limited number of non-executive employees and stock options to all other employees. Beginning in 2008, we began to grant stock options to new executive officers and limit restricted stock grants only to executive officers who had previously received equity awards in the form of restricted stock grants.

We typically grant equity awards to employees, including our named executive officers, in connection with their hiring. When determining the size of the award, the Compensation Committee considers the individual’s position and responsibilities, the equity position of our other similarly situated employees and the anticipated future contribution of such individual. Our Compensation Committee has established general guidelines for the grant of equity awards for all new hires, including any named executive officers, based on the individual’s position and responsibilities.

We believe equity awards are an important element of compensation because they provide the recipient with a potential ownership interest in our company, which helps align our executives’ and other employees’ interests with those of other stockholders. We believe equity awards further align the interest of our employees and stockholders because they profit from equity awards only if our stock price increases relative to the award’s exercise or purchase price. We believe that equity awards incentivize recipients, including our named executive officers, to incur appropriate risks that are consistent with our business strategy but do not encourage undue or inappropriate risk-taking.

Equity awards are also an important element of our employee retention strategy because the awards vest over several years and vesting depends on the individual’s continued employment with us. The typical vesting provisions for initial equity awards provide that one-quarter of the award vests on the first anniversary of the hire date, with the remaining shares vesting in 36 successive equal monthly installments thereafter upon completion of each additional month of service.

Our policy is to grant stock options with an exercise price equal to the fair value of our common stock on the date of grant. Prior to our initial public offering, the fair value of our common stock was determined by our Board of Directors, based in large part on third-party valuations. Since our initial public offering, the fair value of our common stock is determined by reference to the closing price of our common stock on the date of grant.

Our Compensation Committee recommends the grant of all equity awards for approval by the full Board of Directors. We typically grant annual equity awards in the first quarter and equity awards to new hires promptly following commencement of employment.

In 2012, our Compensation Committee recommended, and our board approved, additional stock option grants to the named executive officers as follows:

Stephen J. Wiehe	138,100
Rudy C. Howard	61,200
Jeffrey A. Martini	36,200
C. Gamble Heffernan	12,500
Grant W. Collingsworth	41,600

These grants were intended to ensure that the equity holdings of each named executive officer, as a percentage of our outstanding common stock, are at competitive levels as compared to the 2012 Peer Group. These options were granted with an exercise price equal to the close of market price on the date of grant and vest in equal monthly installments over a four-year period.

Change of Control Benefits

Pursuant to change of control agreements and our stock incentive plan, certain of our named executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, in the “Executive Compensation — Potential Payments upon Termination or Change of Control” section of this proxy statement.

Under our 2004 stock incentive plan, the vesting and exercisability of all unvested awards automatically accelerate by one year in the event of a change of control. In addition, we have entered into change of control agreements with Messrs. Wiehe and Howard. Under each change of control agreement, the executive is entitled to receive a lump-sum payment equal to one year’s base salary if, in connection with a change-of-control, the executive’s employment is terminated by us, other than for “cause,” or terminated by the executive with “good reason,” as such terms are defined in the agreements. Accordingly, these extra benefits are paid only if the employment of the executive is terminated during a specified period after the change of control. We believe that having this benefit structured in this manner improves stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

We believe providing these benefits helps us compete for executive talent. We believe that our change of control benefits are generally in line with severance packages offered to executives in our industry and region.

Other Compensation

Other than a car allowance for Mr. Wiehe, perquisites are not a material aspect of our executive compensation plan. All of our full-time employees, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of this reduction contributed to our 401(k) plan. Our 401(k) plan provides that we will match eligible employees’ 401(k) contributions equal to 50% of the employee’s elective deferrals, up to an amount not to exceed $2,500 for each employee. We also offer health and dental insurance, life and disability insurance, an employee assistance program, maternity and paternity leave plans and standard company holidays to our employees, including our named executive officers.

Summary Compensation Table

The following table provides information regarding the compensation earned in 2010 and 2009 by our named executive officers.

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
				Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Total(1)

Stephen J. Wiehe	2011	$395,000	$237,500	—	$1,017,885	$40,939	$1,691,324
President, Chief	2010	$350,000	$2,406,207	$68,196	—	$417,551	$3,241,954
Executive Officer and Director	2009	$338,000	$145,688	$79,286	—	$40,939	$603,913
Rudy C. Howard	2011	$275,000	$114,000	—	$358,458	$2,500	$749,958
Chief Financial Officer	2010	$240,000	$182,821	—	$285,238	$2,500	$710,559
Jeffrey A. Martini	2011	$225,000	$294,255	—	$661,625	$2,500	$1,183,380
Senior Vice President	2010	$192,500	$1,529,335	$16,391	—	$151,845	$1,890,071
of Worldwide Sales	2009	$185,000	$213,118	$43,552	—	$2,500	$444,170
C. Gamble Heffernan	2011	$208,000	$64,125	—	$152,683	$2,500	$427,308
Vice President of	2010	$200,000	$359,152	—	—	$2,500	$561,652
Marketing and Strategy	2009	$195,000	$62,511	—	$102,138	$2,500	$358,816
Grant W. Collingsworth	2011	$177,667	$75,167	—	$2,018,732	—	$2,271,566
General Counsel
James B. Duke	2011	$206,250	$120,000	—	$661,625	$15,985	$1,003,860
Former	2010	$245,000	$1,377,739	$39,224	—	$271,465	$1,933,428
Chief Operating Officer	2009	$234,000	$119,091	$74,429	—	$2,500	$430,020

(1)	For 2010, this consists of management cash bonuses upon the initial public offering, paid in lieu of issuing shares of common stock under the Exit Event Bonus Plan and cash bonuses paid under our annual discretionary cash incentive bonus program. See the “Executive Compensation — Compensation Discussion and Analysis — Exit Event Bonus Plan” section of this proxy statement and the “Executive Compensation — Compensation Discussion and Analysis — Annual Bonuses” section of this proxy statement for a description of these programs. For bonuses earned in 2011, $216,489 of Mr. Martini’s bonus was paid in 2011, all $120,000 of Mr. Duke’s bonus was paid in 2011. With respect to the other bonuses earned in 2011, Mr. Martini’s bonus was paid in January 2012, and all other bonuses were paid in March 2012. For bonuses earned in 2010, $2,237,457 of Mr. Wiehe’s bonus was paid in 2010, $88,321 of Mr. Howard’s bonus was paid in 2010, $1,236,489 of Mr. Duke’s bonus was paid in 2010, $1,398,644 of Mr. Martini’s bonus was paid in 2010 and $294,402 of Ms. Heffernan’s bonus was paid in 2010, all other bonuses earned in 2010 were paid in January 2011.

For 2009, this consists of cash bonuses paid under our annual discretionary cash incentive bonus program. See the “Executive Compensation — Compensation Discussion and Analysis — Annual Bonuses” section of this proxy statement for a description of this program. For bonuses earned in 2009, $8,996 of Mr. Duke’s 2009 bonus was paid in 2009 and $133,505 of Mr. Martini’s bonus was paid in 2009, all other bonuses earned in 2009 were paid in January 2010.

(2)	In January 2010, Mr. Wiehe, Mr. Duke and Mr. Martini were issued 43,162, 24,825 and 10,374 shares of restricted stock, respectively, at a purchase price of $2.26 per share. The restricted stock vests monthly over a four-year period, beginning on the grant date. The price per share of the restricted stock is equal to the fair value of our common stock on the date of grant, as determined by an outside valuation expert and approved by our Board of Directors. This reflects the fair value of the restricted stock awards.

In January 2009, Mr. Wiehe, Mr. Duke and Mr. Martini were issued 47,017, 47,017 and 27,427 shares of restricted stock, respectively, at a purchase price of $2.04 per share. The restricted stock vests monthly over a four-year period, beginning on the grant date. The price per share of the restricted stock is equal to the fair value of our common stock on the date of grant, as determined by an outside valuation expert and approved by our Board of Directors. This reflects the fair value of the restricted stock awards.

(3)	In January 2011, Mr. Wiehe was issued 100,000 stock options, Mr. Howard was issued 35,000 stock options, Mr. Martini was issued 65,000 stock options, Mr. Duke was issued 65,000 stock options, Ms. Heffernan was issued 15,000 stock options and Mr. Broddle was issued 15,000 stock options, all at an exercise price of $13.43 per share. These options vest monthly over a 48 month period. In April 2011, Mr. Collingsworth was issued 185,000 stock options at an exercise price of $14.39 per share. The stock options vest 25% on April 26, 2012 and monthly thereafter over a remaining three-year period.

In January 2010, Mr. Howard was issued 156,724 stock options at an exercise price of $2.26 per share. The stock options vest 25% on December 31, 2010 and monthly thereafter over a remaining three-year period. The price per share of the stock option award is equal to the fair value of our common stock on the date of grant, as determined by an outside valuation expert and approved by our Board of Directors. This reflects the fair value of the stock option award.

In January 2009, Ms. Heffernan was issued 62,500 stock options at an exercise price of $2.04 per share. The stock options vest 25% on November 4, 2009 and monthly thereafter over a remaining three-year period. The price per share of the stock option award is equal to the fair value of our common stock on the date of grant, as determined by an outside valuation expert and approved by our Board of Directors. This reflects the fair value of the stock option award.

(4)	For 2011, 2010 and 2009, this includes a 401(k) match of $2,500 for each individual and a car allowance for Mr. Wiehe of $38,439. For 2011, this includes a PTO payout of $13,485 for Mr. Duke. For 2010, this includes debt forgiveness in the amount of $376,612 for Mr. Wiehe, $268,965 for Mr. Duke and $149,345 for Mr. Martini.

Grants of Plan-Based Awards in 2011

The following table provides information regarding grants of plan-based awards to our named executive officers in 2011.

Name	Grant Date	Estimated Future Payouts under Non- Equity Incentive Plan Target ($) (1)	All other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)

Stephen J. Wiehe	January 31, 2011	$237,500	—	100,000	$13.43	$1,017,885
Rudy C. Howard	January 31, 2011	$114,000	—	35,000	$13.43	$358,458
Jeffrey A. Martini	January 31, 2011	$294,255	—	65,000	$13.43	$661,625
C. Gamble Heffernan	January 31, 2011	$64,125	—	15,000	$13.43	$152,683
Grant W. Collingsworth	April 26, 2011	$75,167	—	185,000	$14.39	$2,018,732
James B. Duke	January 31, 2011	$120,000	—	65,000	$13.43	$661,625

(1)	Cash bonuses paid under the cash incentive bonus program for 2011 are also disclosed in the “Summary Compensation Table” above.

Outstanding Equity Awards at December 31, 2011

The following table provides information concerning outstanding equity awards held by our named executive officers at December 31, 2011.

	September 30,	September 30,	September 30,	September 30,		September 30,	September 30,
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(5)

Stephen J. Wiehe	22,916	77,084	$13.43	January 31, 2021	(1)	33,335	$475,690
Rudy C. Howard	75,097	81,627	$2.26	January 21, 2020	(2)	—	—
	8,020	26,980	$13.43	January 31, 2021	(1)
Jeffrey A. Martini	14,895	50,105	$13.43	January 31, 2021	(1)	12,044	$171,868
C. Gamble Heffernan	36,177	14,323	$2.04	January 22, 2019	(3)	—	—
	3,437	11,563	$13.43	January 31, 2012	(1)
Grant W. Collingsworth	—	185,000	$14.39	April 26, 2021	(4)	—	—

(1)	This option vests in equal monthly installments beginning February 28, 2011 until January 31, 2015.

(2)	This option vested 39,181 shares on December 31, 2010, with the remaining shares vesting in equal monthly installments of 3,265 shares thereafter beginning February 4, 2011 until January 4, 2014.

(3)	This option vested 15,625 shares on November 4, 2009, with the remaining shares vesting in equal monthly installments of 1,302 shares thereafter beginning December 4, 2009 until November 4, 2012.

(4)	This option vested 46,250 shares on April 26, 2012, with the remaining shares vesting in equal monthly installments of 3,854 shares thereafter beginning May 26, 2012 until April 26, 2015.

(5)	This represents the close of market price on December 30, 2011 of $14.27 per share.

Option Exercises and Stock Vested During 2011

The following table provides information regarding the exercise of stock options and the vesting of stock awards held by our named executive officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Stephen J. Wiehe	—	—	22,545	$273,348
Rudy C. Howard	—	—	—	—
Jeffrey A. Martini	—	—	9,450	$115,006
Gamble C. Heffernan	5,000	$63,500	—	—
Grant W. Collingsworth	—	—	—	—
James B. Duke	—	—	17,961	$218,292

(1)	The value realized on exercise represents (1) the difference between (a) the value of our common stock as of the date of exercise (as determined by close of market price on the date of exercise) and (b) the per share price (2) multiplied by the number of shares acquired on exercise.

(2)	The value realized on vesting represents (1) the difference between (a) the value of our common stock (close of market price on December 30, 2011 of $14.27 per share) and (b) the per share price (2) multiplied by the number of shares acquired on exercise.

Pension Benefits

We do not offer pension benefits to our employees.

Non-qualified Deferred Compensation

We do not offer non-qualified deferred compensation to our employees.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code limits to $1.0 million the amount of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers that may be deducted by us for federal income tax purposes in any fiscal year. “Performance-based” compensation that has been approved by our stockholders is not subject to the $1.0 million deduction limit. Although the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, although the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the Compensation Committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Employment Agreements

Our principal employees, including executive officers, are required to sign an agreement prohibiting their disclosure of any confidential or proprietary information and restricting their ability to compete with us during their employment and for a period of one year thereafter, restricting solicitation of customers and employees following their employment with us and providing for ownership and assignment of intellectual property rights to us. Stephen J. Wiehe, our chief executive officer, has an employment agreement that provides for a one-year term that renews automatically for successive one-year terms unless either party gives at least 90 days prior notice to the other party of non-renewal. If our company terminates Mr. Wiehe for any reason other than for cause during the term of this agreement or if Mr. Wiehe terminates this agreement for good reason, Mr. Wiehe will receive an amount equal to his annual base salary then in effect and eighteen months of medical coverage. The terms “cause” and “good reason” are each defined in the employment agreement.

Potential Payments upon Termination or Change of Control

We entered into Change of Control Agreements with Stephen J. Wiehe, our chief executive officer, effective as of January 1, 2004, and with Rudy C. Howard, our chief financial officer, effective as of January 1, 2010. Each of these agreements provide that such officer will be entitled to receive payment if his employment is terminated either by us without “cause” or by the officer with “good reason” within three months prior to a “change of control” or within 24 months following a change of control provided that such change of control results in proceeds such that our implied enterprise value is at least equal to our market capitalization calculated based on the last 30 trading days in our fiscal quarter immediately preceding the initial announcement of such change of control. The terms “cause,” “good reason” and “change of control” are each defined in the Change of Control Agreements. Upon such a termination, the officer will be entitled to receive a payment equal to the highest annual base salary received during the two-year period immediately prior to such termination. Under our 2004 stock incentive plan, the vesting and exercisability of all unvested awards automatically accelerate by one year in the event of a change of control.

Our Board of Directors is currently considering adoption of a new change of control plan for our executive officers that would replace our existing change of control agreements.

The tables below set forth the benefits potentially payable to Messrs. Wiehe and Howard in the event of a change of control of our company where the named executive officer’s employment is terminated under the circumstances described in the tables below. These amounts are calculated on the assumption that the employment termination and change of control event both took place on December 31, 2011. Amounts in the tables for the vesting of unvested stock options or shares of restricted stock are calculated based on the number of accelerated stock options multiplied by the difference between $14.27, the closing price of our common stock as of December 31, 2011, and the exercise price.

Stephen J. Wiehe

Triggering Event	Salary, Bonus & Unused Vacation	Health Benefits	Vesting of Unvested Shares of Restricted Stock	Vesting of Unvested Stock Options

Termination by us without cause	$1,055,192	$273,351	$273,351	$21,000
Termination by executive for good reason	$592,500	$273,351	$273,351	$21,000
Death or disability	$395,000	$273,351	$273,351	$21,000

Rudy C. Howard

Triggering Event	Salary	Vesting of Unvested Stock Options

Termination by us without cause	$275,000	$477,902
Termination by executive for good reason	$275,000	$477,902
Death or disability	$275,000	$477,902

The table below sets forth the benefits potentially payable to Messrs. Collingsworth, Martini and Ms. Heffernan in the event of a change of control of our company. These amounts are calculated on the assumption that the change of control event took place on December 31, 2011. Amounts in the tables for the vesting of unvested stock options or shares of restricted stock are calculated based on the number of accelerated stock options multiplied by the difference between $14.27, the closing price of our common stock as of December 31, 2011, as determined by our Board of Directors, and the exercise price.

	September 30,	September 30,
	Vesting of Unvested Shares of Restricted Stock	Vesting of Unvested Stock Options

Jeffrey A. Martini	$115,003	$13,650
C. Gamble Heffernan	—	$178,320
Grant W. Collingsworth	—	—

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on this review and discussion, recommends that the Compensation Discussion and Analysis be included in the proxy statement and filed with the SEC.

The Compensation Committee

Daniel F. Gillis, Chairman
Timothy J. Buckley

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2011, we have entered into no transactions in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than five percent of our voting securities, and affiliates of our directors, executive officers and five percent stockholders, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under the “Executive Compensation” section of this proxy statement, and the transactions described below.

Registration Rights

We have entered into a stockholders agreement with our former preferred stockholders, which include Messrs. Wiehe, Duke and Gillis. This agreement provides for registration rights with respect to the shares of our common stock held by such persons.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Employment Agreement

We have entered into an employment agreement with Mr. Wiehe. See the section titled “Executive Compensation — Employment Agreements” for additional information.

Change of Control Agreements

We have entered into change of control agreements with Messrs. Wiehe and Howard. See the section titled “Executive Compensation — Potential Payments upon Termination or Change of Control” for additional information.

Policy for Approval of Related Party Transactions

Although historically we have not had a formal written policy regarding transactions with related persons, our executive officers, directors and stockholders holding 5% or more of the outstanding capital stock of our company have been required to disclose to our executive officers and directors any potential conflicts of interest with respect to a proposed transaction and then recuse themselves from any consideration or vote with respect to such transaction. In June 2010, our Board of Directors adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K) must promptly disclose to our Chief Financial Officer or Chief Executive Officer any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K) and all material facts with respect thereto. The Chief Financial Officer or Chief Executive Officer will then promptly communicate that information to our Nominating and Corporate Governance Committee. In reviewing a transaction, our Nominating and Corporate Governance Committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) opportunity costs of alternate transactions, (4) the materiality and character of the related person’s interest, and (5) the actual or apparent conflicts of interest of the related person. Our Nominating and Corporate Governance Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of our company and stockholders. No related person transaction will be consummated without the approval or ratification of our Nominating and Corporate Governance Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Ernst & Young LLP has audited our financial statements beginning with the fiscal year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the annual meeting.

Audit Fees

The following table shows the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP for the fiscal years ended December 31, 2011 and 2010:

	2011	2010

Audit Fees(1)	$564,494	$1,070,472
Audit-Related Fees(2)>	$75,381	161,857
Tax Fees	—	—
All Other Fees	—	—
Total	$639,875	$1,209,130

(1)	Fees related to the audit of our annual financial statements, including the review of our registration statement on Form S-1 and the reviews of the quarterly financial statements filed on Forms 10-Q.

(2)	Audit services performed in connection with our acquisition of AECsoft USA, Inc. and AEC Global (Shanghai) Co., Ltd.

Approval of Audit and Permissible Non-Audit Services

Our Audit Committee Charter requires the Audit Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee will not approve any services that are not permitted by SEC rules.

The Audit Committee pre-approved all audit and audit related, tax and non-audit related services to be performed for us by our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors consists of three directors who are independent under Nasdaq company standards and applicable SEC standards. The Audit Committee represents and assists the Board of Directors in fulfilling its oversight responsibility regarding the integrity of our financial statements and the financial reporting and accounting process, the systems of internal accounting and financial controls and the independent registered public accounting firm, the qualifications and independence of the registered public accounting firm, the annual independent audit of our financial statements and compliance with legal and regulatory requirements.

The Audit Committee is directly responsible in its capacity as a committee of the Board of Directors for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) our independent registered public accounting firm. Management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our company’s financial statements with generally accepted accounting principles and for auditing the effectiveness of our company’s internal control over financial reporting.

The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of the company’s independent registered public accounting firm and the integrity of our company’s financial statements and disclosures. These steps include: (a) reviewing the Audit Committee Charter; (b) maintaining a procedure to allow employees, stockholders and the public to report concerns regarding our company’s financial statements, internal controls and disclosures; and (c) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm.

As part of its supervisory duties, the Audit Committee has reviewed our company’s audited financial statements for the fiscal year ended December 31, 2011 and has discussed those financial statements with management and our independent registered public accounting firm, with and without management present. The Audit Committee also has reviewed and discussed the following with management and our independent registered public accounting firm, with and without management present:

•	accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;

•	allowances and reserves for accounts receivable, inventories and taxes;

•	accounting for acquisitions and equity-based compensation plans;

•	goodwill impairment analysis; and

•	other significant financial reporting issues and practices.

The Audit Committee has discussed with our independent registered public accounting firm the results of its examinations as well as its judgments concerning and acceptability of our company’s accounting principles and such other matters that it is required to discuss with the independent registered public accounting firm under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence rules and has discussed their independence from the company and the company’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent registered public accounting firm during the year. After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2011, be included in our Annual Report on Form 10-K for the year then ended to be filed with the SEC.

The Audit Committee

Jeffrey T. Barber, Chairman
Timothy J. Buckley
Noel J. Fenton

PROPOSAL 2 —

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. At last year’s annual meeting approximately 98.5% of the shares present and entitled to vote were voted in support of our executive compensation. We plan to hold this vote annually, so our Board of Directors is again submitting a non-binding shareholder vote on our executive compensation as described in this proxy statement.

Rationale and Scope of Proposal

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, Our executive compensation philosophy is to provide competitive salaries and incentives to achieve superior financial performance for our company and to provide each named executive officer with a total compensation package that is commensurate with the individual’s responsibilities, experience, contributions and performance. Our Compensation Committee monitors and assesses our executive compensation program during the year to ensure adherence to these objectives. Our executive compensation program balances base salaries with short-term performance-based compensation in order to reward annual performance while maintaining emphasis on longer-term objectives through the grant of stock options and restricted stock. The program also balances the cash, non-cash, short-term and long-term components and current and future compensation.

Our Board of Directors values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. Although the resolution is non-binding on us and our Board of Directors, our Board and the Compensation Committee will review the voting results. To the extent there are a significant number of negative votes on this resolution, we would expect to initiate procedures to better understand the concerns that influenced the resolution. Our Board of Directors and the Compensation Committee will consider constructive feedback obtained through this process in making future decisions about named executive officer compensation programs.

Voting

This Proposal is non-binding on us and our Board of Directors. Marking the Proxy Card “For” indicates support; marking the Proxy Card “Against” indicates lack of support. You may abstain by marking the “Abstain” box on the Proxy Card.

Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of the named executive officers as disclosed in this proxy statement.

PROPOSAL 3 —

AMENDMENTS TO THE SCIQUEST, INC. 2004 STOCK INCENTIVE PLAN

Introduction

Under the SciQuest, Inc. 2004 Stock Incentive Plan (the “Plan”), previously approved by our stockholders, we reserved shares of common stock for issuance in the form of stock options, stock appreciation rights, restricted stock awards and restricted stock units.

Equity awards under the Plan are the primary vehicle for offering long-term incentives to our employees. We believe equity awards are an important element of compensation because they provide the recipient with a potential ownership interest in our company, which helps align our employees’ interests with those of other stockholders. We believe equity awards further align the interest of our employees and stockholders because they profit from equity awards only if our stock price increases relative to the award’s exercise or purchase price. We believe that equity awards incentivize recipients to incur appropriate risks that are consistent with our business strategy but do not encourage undue or inappropriate risk-taking. Equity awards are also an important element of our employee retention strategy because the awards vest over several years and vesting depends on the individual’s continued employment with us.

In order to provide a sufficient pool of equity for us to continue to conduct our equity award program, our Board of Directors has unanimously approved, subject to stockholder approval, amendments to the Plan, which include increasing the number of shares available for issuance by 1,000,000 shares and making other changes that we believe reflect best practices for equity plans.

Why You Should Vote For the Plan

Our Board of Directors recommends that stockholders approve the proposed amendments to the Plan because our ability to grant equity-based awards continues to be critical in allowing us to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interests of both us and our stockholders to strengthen our ability to attract, motivate and retain employees, officers and non-employee directors and to provide additional incentive for these individuals through stock ownership to improve financial performance. We believe that aligning the interests of our employees, officers and non-employee directors with those of our stockholders will help drive long-term stockholder value.

The Plan Combines Compensation and Corporate Governance Best Practices

We have designed and implemented the Plan in a manner that we believe promotes best practices by reinforcing the alignment between equity compensation arrangements for employees and non-employee directors and stockholders’ interests. These provisions include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights. No stock options and stock appreciation rights have been granted at an exercise price that is less than the fair market value of the underlying shares on the grant date.

•

No Liberal Share Counting Provision. When awards granted under the Plan expire or are canceled without having been fully exercised, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any award will not be returned to the share reserve.

•	Stringent Definition of Change in Control. The Plan provides for a 50% ownership threshold when determining whether a change in control has occurred.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

•

Continued Broad-Based Eligibility for Equity Awards. It has been our historical practice to grant equity awards to all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•	No Automatic Grants. The Plan does not provide for automatic grants to any participant.

•	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

•	Stockholder Approval for Material Amendments. All material amendments must be approved by our stockholders.

•	Administered by Independent Committee. The Plan is administered by a committee composed entirely of independent directors.

Summary of Proposed Amendments

The following is a summary of the proposed amendments. This discussion is not complete and is qualified in its entirety by reference to the full text of the proposed amendments to the Plan, a copy of which is attached hereto as Appendix A. Please see the discussion immediately below in “Reasons for Increase in Reserved Shares” and “Reasons for Other Proposed Amendments” for the rationale behind the proposed amendments.

•

Increase Shares Available for Issuance. We may not have sufficient shares available for grant under the Plan to make annual grants to employees and directors or new hire grants after 2012, which will negatively impact our ability to attract, motivate and retain these individuals. The proposed amendment to Section 3 increases the number of shares available for issuance under the Plan by 1,000,000 shares, which we expect to be sufficient until the Plan expires in 2014.

•

Prohibit Discounted Stock Options or Stock Appreciation Rights. The proposed amendment to Section 7.2(c) would require all stock options and stock appreciation rights to be granted at an exercise price equal to or greater than the fair market value of the underlying shares on the grant date.

•

No Repricing Without Stockholder Approval. The proposed amendment to Sections 7.2(j) specifies that outstanding stock options or other equity awards cannot be “repriced” by reducing the exercise price of such stock option or stock appreciation right or exchanging such stock option or stock appreciation right for cash or other awards without stockholder approval.

•

No Cash Buyout of Equity Awards Without Stockholder Approval. The proposed amendment to Section 12 clarifies that cash buyouts of outstanding stock options or other equity awards issued to employees without stockholder approval is prohibited.

•

Minimum Vesting Period for Performance Based Awards. The proposed amendment to add a Section 7.1(e) to the Plan would require minimum four-year vesting periods for time-based equity awards to employees, minimum one-year vesting periods for time-based equity awards to directors and minimum one-year vesting periods for performance-based equity awards.

•

Automatic Acceleration of Vesting Upon Change of Control Would Not Apply to Executives Covered by Change of Control Plan. The Plan currently provides that the vesting and exercisability of all unvested awards automatically accelerate by one year in the event of a change of control. The proposed amendment would exempt any awards held by an executive that is covered by a change of control agreement or plan that includes conflicting vesting provisions. Our Board of Directors is considering adoption of a new change of control plan that would, among other things, include “double-trigger” accelerated vesting upon a change of control.

Reasons for Increase in Reserved Shares

The proposed amendment to increase the number of shares available for grant by 1,000,000 is necessary to enable us to offer competitive compensation opportunities and thereby attract, motivate and retain personnel that are key to the success of our business. As of March 1, 2012, we had only 576,899 shares available for issuance. This low number of available shares will make it very difficult to attract key talent as well as motivate and retain our key personnel.

While incentive compensation levels may or may not change as a result of changes in our stock price, other factors (such as progress in achieving long-term goals), combined with a lower share price at the time of grant, could materially increase our need for shares. Because we must remain equipped to respond to competitive pressures to deliver compensation in the form of equity, we consider it to be prudent for us to increase the number of authorized shares under the Plan so that we will have sufficient additional shares available to meet both anticipated and unanticipated needs.

We anticipate that the addition of 1,000,000 shares should be sufficient to continue our equity grant program through 2014, which is when the Plan will expire in accordance with its terms. We anticipate adopting a new equity incentive plan to replace the Plan in either 2013 or 2014, subject to receiving stockholder approval at that time. When we adopt a new equity incentive plan, we would expect to terminate the Plan and any reserved shares that are not outstanding or subject to outstanding options at that time would then no longer be issuable under the Plan.

Approval of the increase in the available shares would allow us to continue to:

•

Align employee and stockholder interests. Equity compensation is a critical means of aligning the interests of employees with those of stockholders. Our senior management and other key personnel have significant long-term personal financial stakes tied to the performance of our common stock. We have recently adopted stock ownership guidelines that require members of senior management and our Board of Directors to retain 100% of the shares granted to them by us (net of applicable taxes) until the ownership guidelines are achieved. A broad base of our employees also has an equity stake in our company through unexercised stock options granted in prior years. If Proposal 3 is approved, our long-standing practice of granting stock options to new employees and paying significant portions of senior management and director compensation in stock and providing alignment of employee and stockholder interests throughout the company will be able to continue.

•

Attract and retain talent. A talented, motivated and effective management team and workforce are essential to driving long-term stockholder value. We cannot afford to lose existing and/or prospective talented professionals to competitors in our industry and other companies that may have more flexibility to offer competitive compensation arrangements in the form of equity.

•

Avoid disruption in compensation programs. If Proposal 3 is not approved, we may be required to modify our compensation practices in the future for reasons that are unrelated to the achievement of our business objectives. To remain competitive without a sufficient reserve of shares available for grant under a stockholder-approved equity compensation plan, it will likely be necessary to replace components of compensation that would have been awarded in equity with cash, or with other instruments that may not align employee interests with those of stockholders as well as equity awards. Replacing equity with cash will increase cash compensation expense and will be a drain on cash flow that would be better utilized if reinvested in our core businesses.

•

Honor our commitment to sound equity compensation practices and pay-for-performance. We believe that equity compensation, by its very nature, is performance-based compensation. We are also mindful that equity grants dilute stockholder equity and must therefore be used judiciously. Approval of Proposal 3 will allow us to maintain our focus on delivering substantial portions of incentive pay to our senior management and employees in the form of equity, in keeping with our belief that this is an effective way of aligning employee and stockholder interests.

Reasons for Other Proposed Amendments

Our Board of Directors approved the following amendments to ensure that our Plan is consistent with best practices.

Section 7.2(c) – Prohibit Discounted Stock Options

Sections 7.2(c) of the Plan currently requires all incentive stock options and stock appreciation rights to have exercise prices that are at least equal to the fair market value of the underlying shares on the grant date but non-qualified options are permitted to have exercise prices at less than fair market value. Our Board of Directors does not believe it is appropriate to have the authority to grant any stock options with exercise prices below fair market value. As noted above, historically all stock options and stock appreciation rights have been granted at an exercise price equal to the fair market value of the underlying shares on the grant date. Accordingly, this amendment is intended to conform the terms of the Plan to be consistent with our past and current practices

Section 7.1(e) – Require Minimum Vesting Period for Performance Based Awards

The Plan does not currently require any minimum vesting periods for equity awards, although it has been our practice to only grant time-based equity awards to employees with a four-year vesting period and time-based equity awards to directors with a one-year vesting period. We believe it is prudent to amend the plan to require minimum vesting periods that are in accordance with our past practices. Accordingly, new Section 7.1(f) of the Plan requires minimum four-year vesting periods for time-based equity awards to employees, minimum one-year vesting periods for time-based equity awards to directors and minimum one-year vesting periods for performance-based equity awards.

Section 7.1(a) and 7.2(j) – No Repricing Without Stockholder Approval

Sections 7.1(a) and 7.2(j) of the Plan currently permit our Board of Directors to amend outstanding stock options and other equity awards issued under the Plan with the consent of the holder of such stock option or other equity award. This provision could permit amendments to reduce the exercise price of outstanding stock options or other equity awards, known as “repricing.” We believe that the repricing of stock options or other equity awards is a significant action that should be subject to stockholder approval. According, our Board of Directors has approved an amendment to require stockholder approval for any amendments to outstanding stock options or other equity awards that would have the effect of repricing.

Section 11.5 – No Automatic Acceleration of Vesting Upon Change of Control For Executives Covered by Change of Control Plan.

Section 11.5 of the Plan currently provides that the vesting and exercisability of all unvested awards automatically accelerate by one year in the event of a change of control without regard to whether employment is terminated in connection with the change of control. The proposed amendment would exempt any awards held by an executive that is covered by a change of control agreement or plan that includes conflicting vesting provisions. Our Board of Directors is considering adoption of a new change of control plan that would provide, among other things, for “double-trigger” accelerated vesting upon a change of control. We believe that executives who receive change of control benefits should be subject solely to the vesting requirements provided in the new change of control plan and should not receive the additional benefits of Section 11.5.

Section 12 – No Cash Buyouts of Equity Awards Without Stockholder Approval

The Plan currently permits our Board of Directors to agree with the holder of a stock option or other equity award for a cash buyout of such stock option or equity award without stockholder approval. We believe that a cash buyout of an equity award is a significant action that should be subject to stockholder approval. According, our Board of Directors has approved an amendment to Section 12 of the Plan that would require stockholder approval for any cash buyouts of equity awards.

Summary of the Plan

The following discussion summarizes the material terms of the Plan in its amended form. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix B.

General. The total number of shares reserved for issuance is 4,307,736. Any shares that may be issued under our stock incentive plan to any person pursuant to an award are counted against this limit as one share for every one share granted.

Purposes. The purpose of our stock incentive plan is to enable us to attract and retain highly qualified directors, officers, employees and other parties by providing an incentive to work to increase the value of our stock and a stake in our future that corresponds to the stake of each of our stockholders.

Administration. Our stock incentive plan is administered by the compensation committee of our board of directors. The compensation committee is comprised of individuals intended to be, to the extent provided by Rule 16b-3 of the Securities and Exchange Act of 1934, “non-employee directors” and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. Subject to the terms of our stock incentive plan, the compensation committee may determine the types of awards and the terms and conditions of such awards, interpret provisions of our stock incentive plan and select participants to receive awards, such grants being subject to the approval of our board of directors.

Source of shares. The shares of common stock issued or to be issued under our stock incentive plan consist of authorized but unissued shares and shares that have been reaquired. If any shares covered by an award are not purchased or are forfeited, if an award is settled in cash or if an award otherwise terminates without delivery of any shares, then the number of shares of common stock counted against the aggregate number of shares available under our stock incentive plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under our stock incentive plan.

Eligibility. All of our employees and non-employee directors are eligible to be granted awards under the stock incentive plan. Certain individual consultants, advisors and independent contractors who render services to us are also eligible to participate in the stock incentive plan. Participants in our stock incentive plan will be selected by our compensation committee, subject to the approval of our board of directors.

Amendment or termination of our stock incentive plan. While the compensation committee may terminate or amend our stock incentive plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards without the affected participant’s consent in writing to such amendment. In addition, an amendment will be contingent on approval of our stockholders to the extent required by law. Unless terminated earlier, our stock incentive plan will terminate in 2014, but will continue to govern unexpired awards.

Options. Our stock incentive plan permits the granting of options to purchase shares of common stock intended to qualify as “incentive stock options” under the Internal Revenue Code, and options that do not qualify as incentive stock options are referred to as non-qualified stock options. We may grant non-qualified stock options to our employees, directors, officers, consultants or advisors in the discretion of our board of directors. Incentive stock options will only be granted to our employees.

The exercise price of each incentive stock option may not be less than 100% of the fair value of shares of our common stock on the date of grant. If we grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair value of shares of our common stock on the date of grant. The exercise price of any non-qualified stock option will be determined by our board of directors and may be less than the fair value of shares of our common stock.

The term of each option may not exceed 10 years from the date of grant. The compensation committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the compensation committee of our board of directors. The exercise price of an option may not be amended or modified after the grant of the option.

In general, an optionee may pay the exercise price of an option by cash, by tendering shares of our common stock or such other methods of payment approved in the sole discretion of the compensation committee.

Options granted under our stock incentive plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of a grantee if a grantee is incapacitated and unable to exercise his or her option.

Restricted stock awards. Restricted stock awards consist of shares of common stock that are subject to vesting restrictions. shares subject to restricted stock awards may be issued for a purchase price or at no cost, subject to vesting restrictions. If the employment of a recipient of a restricted stock award is terminated for any reason other than a termination by our company for cause, then our company has the right to repurchase (1) all unvested shares subject to the restricted stock award at the original purchase price for such shares and (2) all vested shares subject to the restricted stock award at the then fair value of such shares. If the employment of a recipient of a restricted stock award is terminated by our company for cause, then our company has the right to repurchase all vested and unvested shares subject to the restricted stock award at the original purchase price for such shares.

Restricted stock awards may have restrictions that lapse based upon length of service of the recipient or based upon the attainment of performance goals. Unless otherwise specified in the agreement governing the restricted stock award, all shares subject to the restricted stock award shall be entitled to vote and shall receive dividends during the periods of restriction.

Adjustments for share dividends and similar events. We will make appropriate adjustments in outstanding awards and the number of shares available for issuance under our stock incentive plan, including the individual limitations on awards, to reflect share dividends, share splits, spin-offs and other similar events.

Extraordinary vesting events. If we experience a “change of control,” as defined in the stock incentive plan, the compensation committee will have full authority to determine the effect, if any, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award. The effect of a change of control may be specified in a participant’s award agreement or determined at a subsequent time, including, without limitation, the substitution of new awards, the termination or the adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. In addition, the vesting and exercisability of all unvested awards automatically accelerate by one year in the event of a change of control. A “change of control” under our stock incentive plan means (1) our merger, consolidation or reorganization with one or more other entities after which our stockholders prior to the consummation of the transaction do not own 50% or more of the combined voting power of all classes of our common stock and preferred stock; (2) a sale of all or substantially all of our assets to another person or entity; or (3) any transaction (including without limitation a merger or reorganization in which we are the surviving entity) which results in any person or entity (other than us, any fiduciary of one of our employee benefit plans or any corporation directly or indirectly owned by our stockholders) owning 50% or more of the combined voting power of all classes of our common and preferred stock.

Registration. We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the stock incentive plan following completion of this offering.

Federal Income Tax Treatment. The following is a brief outline of the federal income tax consequences to participants of the receipt or exercise of Options. It does not discuss all the possible tax consequences of exercising options, which depend on each employee’s own individual tax and financial situation.

Incentive Stock Options. A participant who receives an incentive stock option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the underlying shares on the date of exercise (referred to as the “spread”) generally will constitute an item of alternative minimum tax adjustment for purposes of the alternative minimum tax for the year in which the option is exercised, and thus may increase the federal income tax liability of the option holder as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code. The participant generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of incentive stock options, if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise.

If the participant disposes of shares acquired pursuant to the exercise of an incentive stock option before the expiration of either of these holding periods (a “disqualifying disposition”), generally the gain realized on disposition will be ordinary compensation income to the extent of the spread (or, if less, the difference between the exercise price and the fair market value of the underlying shares on the date of disposition). This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option exercise price, the option holder will recognize a capital loss equal to the excess of the option exercise price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to the long-term capital assets is satisfied.

For these purposes, the use of shares acquired upon exercise of an incentive stock option to pay the option exercise price of another option (whether or not it is an incentive stock option) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a nonqualified stock option or on the open market, he generally will not recognize any income upon the exercise.

An option holder may have tax consequences upon exercise of an incentive stock option if the aggregate fair market value of shares subject to incentive stock options which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a nonqualified stock option instead of an incentive stock option. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of nonqualified stock options.

There will be no tax consequences to us upon issuance or, generally, upon exercise of an incentive stock option. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, we generally will have a deduction in the same amount, provided we satisfy applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

Nonqualified Stock Options. A participant generally does not recognize income for federal income tax purposes upon the date of grant of a nonqualified stock option, unless the nonqualified stock option itself has a readily ascertainable fair market value (usually meaning that the option itself is traded). However, the holder of a nonqualified stock option must recognize ordinary income upon exercise in the amount of the spread. We generally will have a deduction in the same amount as the ordinary income recognized by the option holder in our tax year during which the option holder recognizes ordinary income, provided we satisfy applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

If a nonqualified stock option does not have an exercise price which is greater than or equal to the fair market value of the stock subject to the nonqualified stock option as of the date of grant of the nonqualified stock option, then such nonqualified stock option generally would be considered a “nonqualified deferred compensation plan” subject to taxation under Code §409A. Even if a nonqualified stock option does have an exercise price which is greater than or equal to the fair market value of the stock subject to the nonqualified stock option as of the date of grant of the nonqualified stock option, if there is some additional deferral feature within the nonqualified stock option, then such nonqualified stock option might be considered a “nonqualified deferred compensation plan” subject to taxation under Code §409A. If this were to occur, the above-discussed tax consequences would be dramatically changed. We do not intend to issue any nonqualified stock option which might be considered a “nonqualified deferred compensation plan” subject to taxation under Code §409A.

Upon the sale of shares acquired pursuant to the exercise of nonqualified stock options, the participant will recognize capital gain (or loss) to the extent that the amount realized from the sale exceeds (or in the case of a loss, is less than) the fair market value of the shares on the date of exercise (or, if the option holder was subject to Section 16(b) of the Securities Exchange Act of 1934 and did not make a timely Code §83(b) election, the fair market value on the delayed determination date, if applicable). This gain will be long-term capital gain (or loss, as the case may be) if the shares have been held for more than one year after exercise.

Special rules apply to a recipient who exercises a nonqualified stock option by paying the exercise price, in whole or in part, by the transfer of shares to us. If an option holder exercises a nonqualified stock option by paying the option exercise price with acquired shares, the option holder will generally recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the nonqualified stock option exercised) is considered to have been exchanged in accordance with Code §1036 and the rulings thereunder. Accordingly, no gain or loss is recognized upon the exchange, and the new shares received in the exchange obtain the same holding period and the same basis the option holder had in the old tendered shares. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any non-stock consideration tendered. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any non-stock consideration tendered. Their holding period for the excess new shares will commence upon the exercise of the Option.

Stock Appreciation Rights. At the time a stock appreciation right is granted, a stock appreciation right holder will recognize no taxable income, and there are no tax consequences to us. The stock appreciation right holder will recognize taxable income at the time the stock appreciation right is exercised in an amount equal to the amount of cash and the fair market value of the shares of the Common Stock received upon such exercise. However, if the stock appreciation right holder is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the stock appreciation right holder will recognize taxable income at the time the stock appreciation right is exercise in an amount equal to the amount of cash received upon exercise and the fair market value (determined as of the earlier of (i) the expiration of 6 months from the date of exercise, or (ii) the first day on which the disposition of such property would not subject such stock appreciation right holder to suit under Section 16(b) of the Securities Exchange Act, unless the stock appreciation right holder makes a timely Code §83(b) election) of the Common Stock received upon such exercise. The income recognized on exercise of a stock appreciation right will be taxable at ordinary income tax rates. We generally will be entitled to a deduction with respect to the exercise of a stock appreciation right in an amount equal to the amount of ordinary income recognized by the stock appreciation right holder upon such exercise, provided we satisfy applicable federal income tax reporting requirements or the stock appreciation right holder actually reports such income on his or her federal income tax returns. Any gain or loss upon the disposition of the Common Stock acquired pursuant to the exercise of a stock appreciation right will qualify as short-term or long-term capital gain or loss depending on how long the stock appreciation right holder holds the Common Stock before such disposition.

If a stock appreciation right does not have an exercise price which is greater than or equal to the fair market value of the stock subject to the stock appreciation right as of the date of grant of the stock appreciation right, then such stock appreciation right generally would be considered a “nonqualified deferred compensation plan” subject to taxation under Code §409A. Even if a stock appreciation right does have an exercise price which is greater than or equal to the fair market value of the stock subject to the stock appreciation right as of the date of grant of the stock appreciation right, if there is some additional deferral feature within the stock appreciation right, then such stock appreciation right might be considered a “nonqualified deferred compensation plan” subject to taxation under Code §409A. If this were to occur, the above-discussed tax consequences would be dramatically changed. We do not intend to issue any stock appreciation right which might be considered a “nonqualified deferred compensation plan” subject to taxation under Code §409A.

Restricted Stock Awards. A holder of a restricted stock award will generally recognize income upon its receipt, but only to the extent that it is not subject to a substantial risk of forfeiture. If the restricted stock award is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become non-forfeitable during that year. If a holder of restricted stock award cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse, less any purchase price paid. That income generally will be taxable at ordinary income tax rates. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock award, provided we satisfy applicable federal income tax reporting requirements or the holder of the restricted stock award actually reports such income on his or her federal income tax return.

Alternatively, a holder of an restricted stock award may make a timely Code §83(b) election to recognize ordinary income for the taxable year in which he receives an restricted stock award in an amount equal to the fair market value of all shares awarded to him (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, a holder who has made such an election will recognize gain in an amount equal to the difference between the purchase price, if any, and the amount received on the disposition of the shares. Such gain will be taxable at the applicable capital gains rate. A timely Code §83(b) election must be made within 30 days after the transfer of the restricted stock award to the holder. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of his election, provided we satisfy applicable federal income tax reporting requirements or the employee actually reports such income on his or her federal income tax returns.

Cash dividends paid to a holder of an restricted stock award prior to the date the underlying shares are no longer subject to a substantial risk of forfeiture or are forfeited are treated as ordinary income of the holder of the shares in the year received. Depending upon the period shares are held after receipt by a holder of an restricted stock award, the sale or other taxable disposition of such shares will result in short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares generally (i) when the shares are no longer subject to a substantial risk of forfeiture, or (ii) upon receipt if a timely Code §83(b) election was made with respect to the shares.

Limitation on Company Deductions. Notwithstanding the preceding provisions, generally no federal income tax deduction is allowed for compensation paid to a “covered employee” in any taxable year, to the extent that such compensation exceeds $1,000,000 and our company is a publicly held corporation. For this purpose, “covered employees” are generally the chief executive officer and the four highest compensated officers, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is commission based compensation, performance based compensation, compensation which would not be includable in an employee’s gross income, and compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.

Regulations indicate that compensation attributable to a stock option or a stock appreciation right will generally satisfy the limitation exception for performance based compensation if the grant or award is made by a “compensation committee” (a committee composed of “outside” directors), the plan under which the option or right is granted states the maximum number of shares with respect to which the options or rights may be granted during a specified period to any employee, and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. Options, stock appreciation rights and other awards granted under the Plan may possibly satisfy these requirements, depending upon the specific terms, provisions, restrictions and limitations of such options or rights.

Restricted Stock Units. Generally, if a restricted stock award is designed so as to be paid on or shortly after the restricted stock award becomes vested and no longer subject to a substantial risk of forfeiture, then the cash or the fair market value of the shares paid upon the vesting of the restricted stock award will be ordinary income to the restricted stock award recipient and we will be entitled to an income tax deduction for such amount as compensation paid. However, if a restricted stock award is not designed, the restricted stock award may be deemed a nonqualified deferred compensation plan under Code §409A, in which case, unless the restricted stock award is designed to meet the requirements of Code §409A, the restricted stock award recipient would be subject to immediate taxation upon receipt of the restricted stock award as ordinary income, along with an additional twenty-percent (20%) tax, and further tax could be imposed each following year. If the restricted stock award may be deemed a nonqualified deferred compensation plan under Code §409A and is designed to meet the requirements of Code §409A, then the cash or the fair market value of the shares paid under the restricted stock award would be ordinary income to the restricted stock award recipient at the time of payment, and we will be entitled to an income tax deduction for such amount as compensation paid during the year of actual payment. The requirements of Code §409A that must be met by a restricted stock award to avoid immediate taxation generally are, generally, that the timing and form of payment must be specified at the time of grant of the restricted stock award, that the restricted stock award may only provide for payment at certain times, and that no payments under the restricted stock award may be accelerated. Other requirements may also apply as well.

Golden Parachute Payments. The terms of Stock Incentive Agreement evidencing awards under the Plan may provide for accelerated vesting of a Stock Incentive in connection with a change in ownership or control of our company. In such event, certain amounts with respect to such Stock Incentives may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to a corporation for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subject the recipient to a 20% excise tax under Code §4999. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for a corporation, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of a corporation, to the extent that such payments (in present value) exceed three times the payee’s average annual taxable compensation from the corporation for the previous five years. Certain payments with respect to non-publicly traded corporations, payments for reasonable compensation for services rendered after a change in control and payments from qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to Stock Incentives granted under the Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

The Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2011 to our named executive officers can be found in the table under the heading “Grants of Plan-Based Awards.” As of March 5, 2012, the closing price of a share of our common stock was $14.26.

The following table provides information regarding our current equity compensation plans as of December 31, 2011 (shares in thousands):

	September 30,		September 30,	September 30,	September 30,	September 30,
Equity Compensation Plan Information
	Number of Securities to be issued upon exercise of Outstanding options	Weighted-average exercise price of outstanding options			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)			(c)

Equity compensation plans approved by security holders	1,313,398	$		9.51		3,765,478
Equity compensation plans not approved by security holders	—			—		—
Total	1,313,398	$		9.51		3,765,478

Vote Required

This Proposal 3 must receive the affirmative vote of a majority of the shares of our common stock cast at the annual meeting to be approved.

Our Board of Directors unanimously recommends that you vote FOR the proposed amendments to the Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and SEC regulations require our directors, executive officers and persons who own more than 10% of our outstanding common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports or of certifications to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during 2011 other than one late filing of a Form 4 by C. Gamble Heffernan related to the exercise of a stock option.

ADDITIONAL INFORMATION

Stockholders List

A list of stockholders entitled to vote at the annual meeting will be available for review by our stockholders at the office of Rudy C. Howard, Secretary of SciQuest, located at 6501 Weston Parkway, Suite 200, Cary, North Carolina, during ordinary business hours for the 10-day period before the meeting.

Director and Officer Indemnification

We indemnify our directors and named executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in next year’s proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to our Secretary no later than November 13, 2012. You should address all stockholder proposals to the attention of Rudy C. Howard, Secretary, SciQuest, Inc., 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Our bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the annual meeting in 2013, must be received at our executive offices in Cary, North Carolina, not less than 90 days nor more than 120 days prior to the first anniversary of the 2012 annual meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our bylaws must be received between December 26, 2012 the close of business on January 25, 2013. You should address all stockholder proposals to the attention of Rudy C. Howard, Secretary, SciQuest, Inc., 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513 and include the information and comply with the requirements set forth in our bylaws.

Solicitation of Proxies

We will pay the expenses of solicitation of proxies for the annual meeting. Solicitations may be made in person or by telephone, by our officers and employees or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2011 Annual Report to Stockholders to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to SciQuest, Inc., 6501 Weston Parkway, Suite 200, Cary, North Carolina 27513, Attention: Secretary. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.

Electronic Access to Proxy Statement and Annual Report

Our proxy statement for the 2012 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2011 are available at www.envisionreports.com/SQI.

APPENDIX A

AMENDMENT NO. 4

TO THE

SCIQUEST, INC.

2004 STOCK INCENTIVE PLAN

The SciQuest, Inc. 2004 Stock Incentive Plan (the “Plan”) is hereby amended as of the Effective Date (as defined herein) as follows:

1. Amendment Regarding Number of Reserved Shares. Section 3 of the Plan is hereby amended to read in its entirety as follows:

Section 3.

Shares Subject to Stock Incentives

The total number of Shares that may be issued pursuant to Stock Incentives under this Plan (and the total number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan) shall not exceed 5,307,736, as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of 1,200,000 in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.

2. Amendment Regarding Minimum Vesting Period. Section 7.1 of the Plan is hereby amended by adding the following new Section 7.1(e):

(e) Minimum Vesting Periods. Any Stock Incentive awarded to an Employee that does not include performance-based conditions with respect to issuance or exercisability shall have a minimum time-based vesting requirement of 48 months. Any Stock Incentive awarded to an Employee that includes performance-based conditions with respect to issuance or exercisability shall have a minimum time-based vesting requirement of 12 months. Any Stock Incentive awarded to an Outside Director shall have a minimum time-based vesting requirement of 12 months.

3. Amendment to Limit Authority for Repricing. Section 7.1(a) of the Plan is hereby amended to read in its entirety as follows:

(a) Grants of Stock Incentives. The Board, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.

4. Amendment Regarding Minimum Exercise Price. Section 7.2(c) of the Plan is hereby amended to read in its entirety as follows:

(c) Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Stockholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If a Stock Incentive is a NQSO, the Exercise Price for each Share shall not be less than the Fair Market Value on the date the NQSO is granted. Any Stock Incentive intended to meet the FLSA Exclusion must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of the Shares subject thereto on the date granted determined as of the date of such grant.

5. Amendment Regarding Stockholder Approval for Repricing. Section 7.2(j) of the Plan is hereby amended to read in its entirety as follows:

(j) Potential Repricing of Stock Options or Stock Appreciation Rights. With respect to any Option or Stock Appreciation Right granted pursuant to, and under, this Plan, the Board (or a committee thereof) may not determine that the repricing of all or any portion of existing outstanding Options or Stock Appreciation Rights is appropriate without the approval of the Stockholders of the Company. For this purpose, “repricing” of

Options or Stock Appreciation Rights shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option or SAR Exercise Price of an existing Stock Appreciation Right; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Option or Stock Appreciation Right at a time when its Exercise Price or SAR Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option or Stock Appreciation Right, in exchange for cash, another Option or Stock Appreciation Right, a Restricted Stock Award, or other equity in the Company.

6. Amendment Regarding Vesting Upon Change of Control. Section 11.5 of the Plan is hereby amended to read in its entirety as follows:

11.5 Special Vesting Upon Change of Control. If a Change of Control occurs, then, except to the extent that (i) the Stock Incentive Agreement of such Stock Incentive expressly provides otherwise or (ii) the holder of such Stock Incentive is party to an agreement with the Company or is a participant in a plan of the Company that expressly provides for vesting or exercisability acceleration upon a Change of Control that differs from that provided for in this Section 11.5, such Stock Incentive shall have its vesting and exercisability accelerated by one year as of the date of the Change of Control so that, after such acceleration, the recipient of the Stock Incentive shall be vested in such Stock Incentive as of any date of determination after such Change of Control in accordance with the terms and provisions of the Stock Incentive except that it shall be presumed that the date of determination is actually one year later than the otherwise determined actual date of determination.

7. Amendment Regarding No Cash Buyout of Stock Incentives. Section 12 of the Plan is hereby amended to read in its entirety as follows:

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price or SAR Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Stock Incentives under Section 6. Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, a change to the method of determining the Exercise Price of Options or SAR Exercise Price of Stock Appreciation Rights issued under the Plan, or a change to the provisions of Section 7.2(j)) may also be required pursuant to rules promulgated by an established stock exchange or a national market system if the Company is, or become, listed or traded on any such established stock exchange or national market system, or for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Stock Incentive recipient under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. The foregoing notwithstanding, the Company shall not cancel, terminate, repurchase or exchange any Stock Incentive in exchange for a cash payment without the approval of the stockholders of the Company, except for any cancellation, termination, repurchase or exchange conducted in accordance with Section 11 in connection with a Change of Control that is approved by the stockholders of the Company.

8. Effective Date. The effective date of this Amendment is April     , 2012 (the “Effective Date”).

9. Miscellaneous.

(a) Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

(b) Except as specifically amended hereby, the Plan shall otherwise remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to the SciQuest, Inc. 2004 Stock Incentive Plan to be executed as of the Effective Date.

SCIQUEST, INC.

By:
Stephen J. Wiehe, Chief Executive Officer

APPENDIX B

SCIQUEST HOLDINGS, INC.

2004 STOCK INCENTIVE PLAN

Section 1.

PURPOSE

The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase or receive Shares or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients by providing an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to aid the Company in obtaining these goals.

Section 2.

Definitions

Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Stock Incentive Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Stock Incentive Agreements issued under this Plan.

2.1 Board means the Board of Directors of the Company.

2.2 Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the continuing, material breach of any contract with the Company, a Parent or a Subsidiary after a reasonable opportunity to cure, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations.

2.3 Change of Control means either of the following:

(a) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration;

(b) any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company; or

(c) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company.

However, notwithstanding the foregoing, in no event shall an initial public offering of the Company’s common stock constitute a Change of Control.

2.4 Code means the Internal Revenue Code of 1986, as amended.

2.5 Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

2.6 Common Stock means the common stock of the Company.

2.7 Company means SciQuest Holdings, Inc., a Delaware corporation, and any successor to such organization.

2.8 Constructive Discharge means a termination of employment with the Company by an Employee due to any of the following events if the termination occurs within thirty (30) days of such event:

(a) Forced Relocation or Transfer. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent on the Employee’s being transferred to a site of employment which is located further than 50 miles from the Employee’s current site of employment. For this purpose, an Employee’s site of employment shall be the site of employment to which they are assigned as their home base, from which their work is assigned, or to which they report, and shall be determined by the Committee in its sole discretion on the basis of the facts and circumstances.

(b) Decrease in Salary or Wages. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Employee’s acceptance of a salary or wage rate which is less than the Employee’s prior salary or wage rate.

(c) Significant and Substantial Reduction in Benefits. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Employee’s acceptance of a reduction in the pension, welfare or fringe benefits provided which is both significant and substantial when expressed as a dollar amount or when expressed as a percentage of the Employee’s cash compensation. The determination of whether a reduction in pension, welfare or fringe benefits is significant and substantial shall be made on the basis of all pertinent facts and circumstances, including the entire benefit (pension, welfare and fringe) package provided to the Employee, and any salary or wages paid to the Employee. However, notwithstanding the preceding, any modification or elimination of benefits which results solely from the provision of new benefits to an Employee by a successor employer as a result of a change of the Employee’s employment from employment with the Company to employment with such successor shall not be deemed a Significant and Substantial Reduction in Benefits where such new benefits are identical to the benefits provided to similarly situated Employees of the successor.

2.9 Director means a member of the Board.

2.10 Eligible Recipient means an Employee and/or a Key Person.

2.11 Employee means a common law employee of the Company, a Subsidiary or a Parent.

2.12 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.13 Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.14 Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

(a) If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(b) If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

(c) In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

2.15 FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the “FLSA”) that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.

2.16 Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.17 ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code §422 as an incentive stock option.

2.18 Key Person means (1) a member of the Board who is not an Employee, or (2) a consultant or advisor; provided, however, that such consultant or advisor must be an individual who is providing or will be providing bona fide services to the Company, a Subsidiary or a Parent, with such services (1) not being in connection with the offer or sale of securities in a capital-raising transaction, and (2) not directly or indirectly promoting or maintaining a market for securities of the Company, a Subsidiary or a Parent, within the meaning of 17 CFR §230.701(c)(1).

2.19 NQSO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code §422.

2.20 Option means an ISO or a NQSO.

2.21 Outside Director means a Director who is not an Employee and who qualifies as (1) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an “outside director” under Code §162(m) and the regulations promulgated thereunder.

2.22 Parent means any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

2.23 Participant means an individual who receives a Stock Incentive hereunder.

2.24 Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).

2.25 Plan means the SciQuest Holdings, Inc. 2004 Stock Incentive Plan, as may be amended from time to time.

2.26 Qualified Termination shall mean a termination of the employment of an employee where such termination is done by the Company without Cause or where such termination is a Constructive Discharge.

2.27 Restricted Stock Award means an award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Stock Incentive Agreement pertaining to the award and may be subject to forfeiture by the individual until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of the Stock Incentive Agreement pertaining to the award.

2.28 Restricted Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share which is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.29 SAR Exercise Price means the amount per Share specified in a Stock Incentive Agreement with respect to a Stock Appreciation Right, the excess of the Fair Market Value of a Share over and above such amount, the holder of such Stock Appreciation Right may be able to receive upon the exercise or payment of such Stock Appreciation Right.

2.30 Share means a share of the Common Stock of the Company.

2.31 Stock Appreciation Right means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Shares, a combination thereof, or such other consideration as the Board may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share noted in the Stock Appreciation Right for each Share subject to the Stock Appreciation Right.

2.32 Stock Incentive means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, or a Stock Appreciation Right.

2.33 Stock Incentive Agreement means an agreement between the Company, a Parent or a Subsidiary, and a Participant evidencing an award of a Stock Incentive.

2.34 Subsidiary means any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.35 Ten Percent Stockholder means a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company, a Subsidiary or a Parent.

Section 3.

SHARES SUBJECT TO STOCK INCENTIVES

The total number of Shares that may be issued pursuant to Stock Incentives under this Plan (and the total number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan) shall not exceed 4,307,815, as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of 1,200,000 in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.

Section 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption, provided the stockholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such stockholder approval, any Stock Incentives granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

Section 5.

ADMINISTRATION

5.1 General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

5.2 Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations which may be necessary or advisable for the administration of the Plan.

5.3 Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) Director or to one or more other persons to whom the powers of the Board hereunder may be delegated in accordance with applicable law. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee or other delegate (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee or other delegate shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee or other delegate where the Board has delegated its authority to the Committee or other delegate, and any action by the Committee or other delegate pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

5.4 Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

5.5 Indemnification for Decisions. No member of the Board or the Committee (or a sub-committee thereof) shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-

committee thereof) shall be indemnified by the Company against (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Incentive granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Section 6.

ELIGIBILITY

Eligible Recipients selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Eligible Recipient shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO’s.

Section 7

TERMS OF STOCK INCENTIVES

7.1 Terms and Conditions of All Stock Incentives.

(a) Grants of Stock Incentives. The Board, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.

(b) Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.

(c) Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company, a Parent or a Subsidiary, and the Participant, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine.

(d) Date of Grant. The date a Stock Incentive is granted shall be the date on which the Board (1) has approved the terms and conditions of the Stock Incentive Agreement, (2) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and (3) has taken all such other action necessary to direct the grant of the Stock Incentive.

7.2 Terms and Conditions of Options.

(a) Necessity of Stock Incentive Agreements. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option that first become exercisable during any calendar year. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b) Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

(c) Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Stockholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If a Stock Incentive is a NQSO, the Exercise Price for each Share shall be no less than (1) the minimum price required by applicable state law, or (2) the minimum price required by the Company’s governing instrument, or (3) $0.01, whichever price is greater. Any Stock Incentive intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto determined as of the date of such grant. Any Stock Incentive intended to meet the FLSA Exclusion must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of the Shares subject thereto on the date granted determined as of the date of such grant.

(d) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:

(i) make an Option exercisable before the date such Option is granted; or

(ii) make an Option exercisable after the earlier of:

(A) the date such Option is exercised in full, or

(B) the date that is the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Stockholder, or the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Stockholder. A Stock Incentive Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Stock Incentive Agreement.

(e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Stock Incentive Agreement provides otherwise, by delivery to the Company of a number of Shares that have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Stock Incentive Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder. Notwithstanding the above and unless prohibited by the Sarbanes-Oxley Act of 2002, in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Stock Incentive Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and that shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (that shall not be less than the prime bank loan rate as determined by the Board, that shall be established at the time of exercise, and that must be a market rate based on the rate environment at the date of exercise) as the Board shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Stock Incentive Agreement.

(f) Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(g) Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a NQSO, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, a NQSO may also be transferred by a Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant.

(h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

(i) ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code §422(d). The rule of the preceding sentence is applied in the order in which Options are granted. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code §422(a)(2).

(j) Potential Repricing of Stock Options. With respect to any Option granted pursuant to, and under, this Plan, the Board (or a committee thereof) may determine that the repricing of all or any portion of existing outstanding Options is appropriate without the need for any additional approval of the Stockholders of the Company. For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for another Option, a Restricted Stock Award, or other equity in the Company.

7.3 Terms and Conditions of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a SAR Exercise Price that shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right, not less than one hundred percent (100%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(a) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Board may determine. To the extent that a Stock Appreciation Right is paid in cash, it shall nonetheless be deemed paid in Shares for purposes of Section 3 hereof.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part.

(c) Transferability of Stock Appreciation Rights. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Stock Incentive Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, (A) a Stock Appreciation Right which is granted in connection with the grant of a NQSO may be transferred, but only with the NQSO, and (B) a Stock Appreciation Right which is not granted in connection with the grant of a NQSO, may be transferred by the Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right.

(d) Special Provisions for Tandem SAR’s. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.4 Terms and Conditions of Restricted Stock Awards.

(a) Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment (as determined by the Board) of performance goals established pursuant to the business criteria listed in Section 14, or based upon any other criteria that the Board may determine appropriate. Any Restricted Stock Award which becomes exercisable based on the attainment of performance goals must be granted by a Committee, must have its performance goals determined by such a Committee based upon one or more of the business criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by such a Committee in order to meet the Performance-Based Exception. The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b) Acceleration of Award. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant.

(c) Necessity of Stock Incentive Agreement. Each grant of a Restricted Stock Award shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

(d) Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the Restricted Stock Award, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the Restricted Stock Award prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in connection with public offerings of the Company’s stock, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(e) Transferability of Restricted Stock Awards. A Restricted Stock Award may not be transferred by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and shall receive dividends during the periods of restriction.

7.5 Terms and Conditions of Restricted Stock Units.

(a) Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Stock Incentive Agreement evidencing such award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment.

(b) Vesting of Restricted Stock Units. The Board shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Restricted Stock Units subject to such Stock Incentive Agreement shall remain subject to forfeiture.

(c) Acceleration of Award. The Board shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant.

(d) Necessity of Stock Incentive Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Board, acting in its sole discretion, deems consistent with the terms of this Plan. The Board shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.

(e) Transferability of Restricted Stock Units. Except as otherwise provided in a Participant’s Restricted Stock Unit Award, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units.

Section 8.

SECURITIES REGULATION

Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Stock Incentive or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Stock Incentive granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

Section 9.

LIFE OF PLAN

No Stock Incentive shall be granted under this Plan on or after the earlier of:

(a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Incentives have been exercised in full or no longer are exercisable, or

(b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Incentives granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

This Plan shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

Section 10.

ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be granted during a calendar year to any individual under Section 3 of this Plan, the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner that satisfies the requirements of Code §424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights in the event of any corporate transaction described in Code §424(a) that provides for the substitution or assumption of such Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

Section 11.

CHANGE OF CONTROL OF THE COMPANY

11.1 General Rule for Options. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting and/or exercisability of such Non-Assumed Option; and/or

(b) Unilaterally cancel any such Non-Assumed Option which has not vested and/or which has not become exercisable as of the Action Effective Date; and/or

(c) Unilaterally cancel such Non-Assumed Option in exchange for:

(i) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; or

(ii) cash or other property equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or

(d) Unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested and/or exercisable within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

(e) Unilaterally cancel such Non-Assumed Option and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

11.2 General Rule for SARs. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Appreciation Rights granted under this Plan, with respect to any Stock Appreciation Right granted under this Plan that is not so assumed or substituted (a “Non-Assumed SAR”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed SARs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting and/or exercisability of such Non-Assumed SAR; and/or

(b) Unilaterally cancel any such Non-Assumed SAR which has not vested or which has not become exercisable as of the Action Effective Date; and/or

(c) Unilaterally cancel such Non-Assumed SAR in exchange for:

(i) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; or

(ii) cash or other property equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; and/or

(d) Unilaterally cancel such Non-Assumed SAR and notify the holder of such SAR of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the SAR Exercise Price for such Non-Assumed SAR.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed SAR is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a SAR.

11.3 General Rule for Restricted Stock Units. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Restricted Stock Units granted under this Plan, with respect to any Restricted Stock Unit granted under this Plan that is not so assumed or substituted (a “Non-Assumed RSU”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed RSUs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting of such Non-Assumed RSU; and/or

(b) Unilaterally cancel any such Non-Assumed RSU which has not vested as of the Action Effective Date; and/or

(c) Unilaterally cancel such Non-Assumed RSU in exchange for:

(i) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that are equal to the number of Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); or

(ii) cash or other property equal in value to the Fair Market Value of the Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); and/or

(d) Unilaterally cancel such Non-Assumed RSU and notify the holder of such RSU of such action, but only if the Fair Market Value of the Shares that were subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting) is zero. However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed RSU is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an RSU.

11.4 General Rule for Other Stock Incentive Agreements. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change of Control.

11.5 Special Vesting Upon Change of Control. If a Change of Control occurs, then, except to the extent that the Stock Incentive Agreement of such Stock Incentive expressly provides otherwise, such Stock Incentive shall have its vesting and exercisability accelerated by one year as of the date of the Change of Control so that, after such acceleration, the recipient of the Stock Incentive shall be vested in such Stock Incentive as of any date of determination after such Change of Control in accordance with the terms and provisions of the Stock Incentive except that it shall be presumed that the date of determination is actually one year later than the otherwise determined actual date of determination.

Section 12.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Stock Incentives under Section 6. Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, a change to the method of determining the Exercise Price of Options issued under the Plan, or a change to the provisions of Section 7.2(j)) may also be required pursuant to rules promulgated by an established stock exchange or a national market system if the Company is, or become, listed or traded on any such established stock exchange or national market system, or for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Stock Incentive recipient under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Section 13.

MISCELLANEOUS

13.1 Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise of such Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

13.2 No Guarantee of Continued Relationship. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

13.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or a Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock Unit, or grant of or substantial vesting of a Restricted Stock Award, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, or as a condition to the grant or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise, satisfaction of conditions, or grant or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

13.4 Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

13.5 Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

13.6 Construction. This Plan shall be construed under the laws of the State of Delaware.

Section 14.

PERFORMANCE CRITERIA

14.1 Performance Goal Business Criteria. Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout and/or vesting with respect to Stock Incentives to Employees and Key Persons pursuant to this Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used by a Committee composed of two (2) or more Outside Directors for purposes of such grants shall be chosen from among the following:

(a) Earnings per share;

(b) Net income (before or after taxes);

(c) Return measures (including, but not limited to, return on assets, equity or sales);

(d) Cash flow return on investments which equals net cash flows divided by owners equity;

(e) Earnings before or after taxes, depreciation and/or amortization;

(f) Gross revenues;

(g) Operating income (before or after taxes);

(h) Total stockholder returns;

(i) Corporate performance indicators (indices based on the level of certain services provided to customers);

(j) Cash generation, profit and/or revenue targets;

(k) Growth measures, including revenue growth, as compared with a peer group or other benchmark;

(l) Share price (including, but not limited to, growth measures and total stockholder return); and/or

(m) Pre-tax profits.

14.2 Discretion in Formulation of Performance Goals. The Board shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Stock Incentives which are to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Stock Incentives downward).

14.3 Performance Periods. The Board shall have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).

14.4 Modifications to Performance Goal Business Criteria. In the event that the applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures noted above without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Stock Incentives which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m); otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.

SCHEDULE A

The UK Sub-Plan

This schedule constitutes a sub-plan, providing for the grant of options to UK employees. If the Board determines to grant an Option pursuant to this sub-plan, such Option will be subject to the terms of the rules of the Plan but subject to the following additional provisions:

1.	Only Options and Stock Appreciation Rights may be granted under this sub-plan.

2.	In this sub-plan Eligible Recipient means an Employee.

3.	When the Board determines to grant a Stock Incentive pursuant to this sub-Plan it shall do so by executing (on the date it so determines) a deed to that effect.

4.	Clause (i) of Section 7.2(g) and clause (i) of Section 7.3(c) shall be substituted with the following:

“to his spouse, widow, widower, or children or children by adoption under the age of 18”

5.	In Section 13.3 all references to “Federal, state and local taxes” shall be deemed to include all forms of tax, duties, imposts and levies in the nature of tax whenever created or imposed and whether of the United States of America or elsewhere including (without limitation) United Kingdom national insurance.

6.	The Company may in its absolute discretion require a Participant, on demand, to enter into an election pursuant to Section 431(1) of the UK Income Tax (Earnings and Pensions) Act 2003 in respect of all Shares issued or transferred upon the exercise of any Option held by that Participant (and no Shares shall be issued or delivered on exercise of an Option whilst the holder of that Option is in breach of this paragraph 6). Such election shall be in such form as the Board shall require.

7.	The Company may require, as a condition of exercise of an Option, that the Option holder shall enter into an election or agreement with the Company or any Subsidiary or Parent to assume the liability for any secondary Class 1 national insurance contributions payable in the United Kingdom in respect of that Option, under Section 4 of, and paragraph 3B of Schedule 1 to, the UK Social Security Contributions and Benefits Act 1992 (and no Shares shall be issued or delivered on exercise of an Option whilst the holder of that Option is in breach of this paragraph 7). Such election or agreement shall be in such form as the Board shall require.

SCHEDULE B

The German Sub-Plan

This schedule constitutes a sub-plan, providing for the grant of Stock Incentives to Employees in Germany under the SciQuest, Inc. 2004 Stock Incentive Plan, as amended from time to time (the “Plan”).

If the Board determines to grant a Stock Incentive to an Employee in Germany, such Stock Incentive shall be subject to the terms of the rules of the Plan in connection with the following additional provisions:

1.	Section 2.8 of the Plan shall apply with the following provisos:

(a)	A Forced Relocation or Transfer exists where the Employee’s transfer to a site of employment which is located further than 50 miles from the Employee’s current site of employment is based on an instruction by the Company, a Parent or a Subsidiary (or a successor employer). A Forced Relocation or Transfer shall also exist if the Company, a Parent or a Subsidiary (or a successor employer) gives notice to terminate pending a change of contract to that effect (as further defined in Section 2.8(a) of the Plan) and if the Employee does not challenge the validity of this notice in court within the statutory period of three (3) weeks.

(b)	A Decrease in Salary or Wages exists if the Company, a Parent or a Subsidiary (or a successor employer) gives notice to terminate pending a change of contract to that effect (as further defined in section 2.8(b) of the Plan) and if the Employee does not challenge the validity of this notice in court within the statutory period of three (3) weeks.

(c)	A Significant and Substantial Reduction in Benefits exists if the Company, a Parent or a Subsidiary (or a successor employer) gives notice to terminate pending a change of contract to that effect (as further defined in Section 2.8(c) of the Plan) and if the Employee does not challenge the validity of this notice in court within the statutory period of three (3) weeks.

The thirty (30) days period within which a termination of employment with the Company by an Employee must occur shall commence on the day immediately following the day of receipt by the Employee of the instruction or the notice to terminate pending a change of contract, as the case may be. It shall suffice that the Employee gives notice to terminate within this thirty (30) days period. The day on which the notice period expires shall not be relevant for the purpose of compliance with this thirty (30) days period.

2.	Deviating from Section 2.10 of the Plan, Eligible Recipient means an Employee.

3.	Deviating from Section 2.11 of the Plan, Employee means an employee of the Company, a Subsidiary or a Parent.

4.	Where the Plan grants the Board or a Committee discretion, e.g. in Sections 5.1, 7.1(a), 7.2(a), 7.2(e), 7.2(g), 7.3(c), 7.4(c), such provisions shall be interpreted as meaning reasonable discretion.

5.	In Section 13.3 of the Plan all references to federal, state and local taxes shall be deemed to include all forms of tax, duties, imposts and levies in nature of tax whenever created or imposed, whether U.S. domestic or foreign, including (without limitation) German social security contributions.

6.	Stock Incentives under the Plan are granted on a voluntary basis. The grant of a Stock Incentive under the Plan, even if repeated, shall not entitle the Employee to any future grant of Stock Incentives under the Plan.

AMENDMENT NO. 3

TO THE

SCIQUEST, INC.

2004 STOCK INCENTIVE PLAN

The SciQuest, Inc. 2004 Stock Incentive Plan (the “Plan”) is hereby amended as of the Effective Date (as defined herein) as follows:

1. Amendment Regarding Number of Reserved Shares. Section 3 of the Plan is hereby amended by deleting Section 3 in its entirety and substituting the following new Section 3 therefor:

Section 3.

Shares Subject to Stock Incentives

The total number of Shares that may be issued pursuant to Stock Incentives under this Plan (and the total number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan) shall not exceed 8,615,472, as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of 1,200,000 in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.

2. Effective Date. The effective date of this Amendment is August 27, 2010 (the “Effective Date”).

3. Miscellaneous.

(a) Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

(b) Except as specifically amended hereby, the Plan shall otherwise remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to the SciQuest, Inc. 2004 Stock Incentive Plan to be executed as of the Effective Date.

SCIQUEST, INC.

By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe, Chief Executive Officer

sciQuest

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 25, 2012.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/SQI**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and a vote FOR Proposals 2 and 3.

1. Election of Nominees for the Board of Directors:

	For	Withhold		For	Withhold
01 - Stephen Wiehe	☐	☐	02 - Jeffrey Barber	☐	☐

	For	Against	Abstain
2. Advisory resolution on the compensation of the Company's named executive officers	☐	☐	☐
3. Approval of amendments to the SciQuest, Inc. 2004 Stock Incentive Plan.	☐	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T
1 U P X 1 3 0 8 4 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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